                             COMBINATION AGREEMENT

                                 BY AND BETWEEN

                             NATIONAL-OILWELL, INC.

                                      AND

                           DRECO ENERGY SERVICES LTD.


                            DATED AS OF MAY 14, 1997

                               TABLE OF CONTENTS


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                                                                                                                          Page
ARTICLE I - GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.1     Plan of Arrangement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.2     Adjustments to Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.3     Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.4     Other Effects of the Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.5     Restated South Charter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.6     Joint Proxy Statement; Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.7     Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         1.8     Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF NORTH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.1     Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.2     Agreement Authorized and its Effect on Other Obligations . . . . . . . . . . . . . . . . . . . . . . .    6
         2.3     Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.4     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.5     Securities Reports and Financial Statements, Books and Records . . . . . . . . . . . . . . . . . . . .    8
         2.6     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.7     Information Supplied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.8     No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.9     Litigation; Investigations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.10    Absence of Certain Changes and Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.11    Additional North Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.12    Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.13    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.14    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.15    Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         2.16    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         2.17    Compliance With Other Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.18    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.19    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.20    Pooling Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.21    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.22    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.23    Fairness and Pooling Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.24    Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.25    Backlog  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SOUTH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.1     Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.2     Agreement Authorized and its Effect on Other Obligations . . . . . . . . . . . . . . . . . . . . . . .   16
         3.3     Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.4     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.5     Securities Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.6     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.7     Information Supplied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18




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
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         3.8     No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.9     Litigation; Investigations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.10    Absence of Certain Changes and Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.11    Additional South Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.12    Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.13    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.14    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.15    Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.16    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.17    Compliance With Other Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.18    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.19    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.20    Pooling Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.21    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.22    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.23    Fairness and Pooling Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.24    Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.25    Backlog  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE IV - OBLIGATIONS PENDING EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.1     Agreements of South and North  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.2     Additional Agreements of North . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         4.3     Additional Agreements of South . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         4.4     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         4.5     Comfort Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         4.6     Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         5.1      Conditions Precedent to Obligations of Each Party . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         5.2      Conditions Precedent to Obligations of North  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.3      Conditions Precedent to Obligations of South  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

ARTICLE VI - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.2     Notice of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.3     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.4     Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE VII - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         7.1     Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         7.2     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         7.3     Ancillary Documents/Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         7.4     Exchange of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         7.5     Indemnification and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         7.6     Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39




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

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ARTICLE VIII - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.1     No Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.3     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.5     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.6     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.7     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.8     Amendment and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.9     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

                             COMBINATION AGREEMENT


         THIS COMBINATION AGREEMENT (this "Agreement") is entered into as of May 14, 1997, by and between National-Oilwell, Inc., a Delaware corporation ("NOI"), and Dreco Energy Services Ltd., an Alberta corporation ("Dreco").

                                    RECITALS

         WHEREAS, the respective boards of directors of NOI and Dreco each deem it advisable and in the best interests of their respective stockholders to combine their respective businesses by NOI acquiring shares in the capital stock of Dreco pursuant to this Agreement and the Plan of Arrangement (as hereinafter defined).

         WHEREAS, in furtherance of such acquisition, the respective boards of directors of NOI and Dreco have approved the transactions contemplated by this Agreement, the board of directors of Dreco has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders and the Court of Queen's Bench of Alberta (the "Court") for approval, and the board of directors of NOI has agreed to submit the Restated NOI Charter (as hereinafter defined) and the other transactions contemplated hereby to its stockholders for approval.

         WHEREAS, the respective boards of directors of NOI and Dreco have approved and adopted this Agreement and the Plan of Arrangement as a plan of reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and as a reorganization of capital of Dreco under Section 86 of the Income Tax Act (Canada) (the "ITA") for those Dreco shareholders who hold Dreco Common Shares (as hereinafter defined), on capital account.

         WHEREAS, it is intended that the transactions contemplated hereby will be treated as a "pooling of interests" for accounting purposes.

         WHEREAS, to induce NOI to enter into this Agreement, contemporaneously herewith Frederick W. Pheasey and Robert L. Phillips, owners of approximately 5.2% of the issued and outstanding Dreco Common Shares, have entered into an agreement (the "Dreco Stockholders Agreement") pursuant to which they have agreed to support the Plan of Arrangement and the other transactions contemplated hereby.

         WHEREAS, to induce Dreco to enter into this Agreement, contemporaneously herewith DPI Oil Service Partners Limited Partnership, DPI Partners II, First Reserve Fund V1, Limited Partnership, First Reserve Fund V-2 and First Reserve Fund V, Limited Partnership, owners of approximately 52% of the issued and outstanding NOI Common Stock (as hereinafter defined), have entered into an agreement (the "NOI Stockholders Agreement") pursuant to which they have agreed to support the Plan of Arrangement and the other transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                    GENERAL

         1.1 Plan of Arrangement. As promptly as practicable, Dreco will apply to the Court pursuant to Part 15 of the Business Corporations Act (Alberta) (the "ABCA") for an interim order in form and substance reasonably satisfactory to NOI (the "Interim Order") providing for, among other things, the calling and holding of the Dreco Shareholders Meeting (as hereinafter defined) for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under Part 15 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A (the "Plan of Arrangement"). If the Dreco shareholders approve the Arrangement, thereafter Dreco will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order"). At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement, the following reorganization of capital shall occur and shall be deemed to occur in the following order without any further act or formality:

                 (a) The articles of amalgamation of Dreco shall be amended to authorize an unlimited number of exchangeable shares (the "Exchangeable Shares") and one Class A preferred share (the "Preferred Share");

                 (b) Dreco shall issue to NOI one Class A Preferred Share in consideration of the issuance to Dreco of one share of common stock, $.01 par value per share, of NOI ("NOI Common Stock"). The stated capital of the Class A Preferred Share shall be equal to the fair market value, as determined by the board of directors of Dreco, of a share of NOI Common Stock. No certificate shall be issued in respect of the Class A Preferred Share;

                 (c) Each of the Dreco Common Shares (other than Dreco Common Shares held by holders who have exercised their rights of dissent in accordance with the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such shares) will be exchanged for a number of Exchangeable Shares at an exchange ratio equal to 1.2 of an Exchangeable Share per Dreco Common Share (the "Exchange Ratio"), and each such holder of Dreco Common Shares will receive that whole number of Exchangeable Shares resulting from the exchange of such holder's Dreco Common Shares. In lieu of fractional Exchangeable Shares, each holder of a Dreco Common Share who otherwise would be entitled to receive a fraction of an Exchangeable Share shall be paid by Dreco a cash amount determined in accordance with the Plan of Arrangement;

                 (d) Upon the exchange referred to in Section 1.1(c), each holder of one or more Dreco Common Shares shall cease to be such a holder, shall have his name removed from the register of holders of Dreco Common Shares and shall (unless held by a holder who has exercised his rights of dissent in accordance with the Plan of Arrangement and who is ultimately entitled to be paid the fair value for such shares) become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in Section 1.1(c), and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly;

                 (e) The aggregate stated capital of the Exchangeable Shares will be equal to the aggregate stated capital of the Dreco Common Shares immediately prior to the Arrangement that are exchanged pursuant to Section 1.1(c), thereby excluding the stated capital attributed to the fractional shares paid in cash as contemplated in Section 1.1(c);

                 (f) The articles of amalgamation of Dreco shall be amended to reduce the number of authorized Dreco Common Shares to one and the following restriction will be added to the rights, privileges, restrictions and conditions attaching to the Dreco Common Shares:

                 "RESTRICTION. So long as any of the Exchangeable Shares of the Corporation are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the board of directors of the holder of the common shares issue any further Exchangeable Shares or other shares of the Corporation, except as specifically required in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of the Corporation."

                 (g) The one outstanding Class A Preferred Share will be exchanged for one Dreco Common Share, and the holder thereof shall cease to be a holder of the Class A Preferred Share, shall have its name removed from the register of holders of Class A Preferred Shares and shall become a holder of the one fully paid and non-assessable Dreco Common Share to which it is entitled as a result of the exchange referred to in this Section 1.1(g) and such holder's name shall be added to the register of holders of Dreco Common Shares accordingly;

                 (h) The stated capital of the one Dreco Common Share shall be equal to the stated capital of the one Class A Preferred Share immediately prior to the exchange of such Class A Preferred Share pursuant to
Section 1.1(g);

                 (i) The articles of amalgamation of Dreco shall be amended to delete the Class A Preferred Shares from the authorized share capital; and

                 (j) Each of the then outstanding options to purchase Dreco Common Shares (collectively, the "Dreco Options") (which includes without limitation all outstanding options pursuant to private stock option arrangements and all outstanding options granted under Dreco's Amended and Restated 1989 Employee Incentive Stock Option Plan (the "Dreco Option Plan")) will and without any further action on the part of any holder thereof (herein, an "optionholder"), be exchanged for an option to purchase that number of Exchangeable Shares determined by multiplying the number of Dreco Common Shares subject to such Dreco Options at the Effective Time by the Exchange Ratio, at an exercise price per Exchangeable Share equal to the exercise price per share of such Dreco Option immediately prior to the Effective Time, divided by the Exchange Ratio. If the foregoing calculation results in an exchanged Dreco Option being exercisable for a fraction of an Exchangeable Share, then the number of Exchangeable Shares subject to such option will be rounded down to the nearest whole number of shares, and the total exercise price for the option will be reduced by the exercise price of the fractional share. The term, exercisability, vesting schedule, and all other terms and conditions of the Dreco Options will otherwise be unchanged by the provisions of this Section 1.1(j) and shall operate in accordance with their terms.

         1.2 Adjustments to Exchange Ratio. (a) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into NOI Common Stock or Dreco Common Shares), reorganization, recapitalization or other like change with respect to NOI Common Stock or Dreco Common Shares occurring after the date hereof and prior to the Effective Time.

                 (b) The Exchange Ratio shall also be adjusted pursuant to the following:

                          (i)     if the average of the per share closing price
on the New York Stock Exchange (the "NYSE") of shares of NOI Common Stock (as reported in the NYSE composite transactions) during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Time (the "Pre-Closing Average Price") shall be less than $36.00 per share, the Exchange Ratio shall be adjusted to equal 1.2 multiplied by a fraction, the numerator of which is $36.00 and the denominator of which is the higher of (A) $33.00 and
(B) the Pre-Closing Average Price; and

                          (ii)    if the Pre-Closing Average Price shall be
greater than $47.25 per share, the Exchange Ratio shall be adjusted to equal
1.2 multiplied by a fraction, the numerator of which is $47.25 and the denominator of which is the Pre-Closing Average Price;

provided, however, that Dreco shall have the right to terminate this Agreement in accordance with Section 6.1(k) in the event the Pre-Closing Average Price is less than $33.00 per share and NOI, after Dreco shall have exercised its right to request NOI to do so, elects not to adjust the Exchange Ratio to equal 1.2 multiplied by a fraction, the numerator of which is $36.00, and the denominator of which is the Pre-Closing Average Price.

         1.3 Dissenting Shares. Holders of Dreco Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 184 of the ABCA and Section 3.1 of the Plan of Arrangement (such holders referred to as "Dissenters" or as "Dissenting Shareholders" when referring exclusively to Dreco Shareholders). Dreco shall give NOI (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by Dreco and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of NOI, except as required by applicable law, Dreco shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

         1.4 Other Effects of the Arrangement. At the Effective Time: (a) the directors of Dreco will be Steven W. Krablin and Frederick W. Pheasey; (b) the officers of Dreco will be as designated by the board of directors of Dreco prior to the Effective Time, subject to later removal and appointment of other officers; (c) each Dreco Common Share and each Dreco Option outstanding immediately prior to the Effective Time will be exchanged as provided in
Section 1.1; and (d) the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including the ABCA.

         1.5 Restated NOI Charter. Prior to the Closing, NOI shall have restated its Certificate of Incorporation as set forth in Exhibit B (the "Restated NOI Charter").

         1.6     Joint Proxy Statement; Registration Statement.

                 (a) As promptly as practicable after execution of this Agreement, NOI and Dreco shall prepare and file with the United States Securities and Exchange Commission (the "SEC") a preliminary joint management information circular and proxy statement (the "Joint Proxy Statement"), together with any other documents required by the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute
(i) the management information circular of Dreco with respect to the meeting of shareholders of Dreco relating to the Arrangement and the approval of certain matters in connection therewith (the "Dreco Shareholders Meeting") and (ii) the proxy statement of NOI with respect to the meeting of stockholders of NOI with respect to the issuance of NOI Common Stock from time to time upon exchange of the Exchangeable Shares and certain other matters (including the approval of the Restated NOI Charter) relating to the agreements of NOI contained herein (the "NOI Stockholders Meeting"). As promptly as practicable after the preliminary Joint Proxy Statement is cleared by the SEC, NOI and Dreco shall cause the Joint Proxy Statement to be mailed to each company's respective stockholders, as the case may be. If NOI determines on the advice of its outside counsel that it is necessary to file a registration statement (the "Registration Statement") in order to register the NOI Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares, then NOI shall file the Registration Statement with the SEC and, if necessary, maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding and NOI and Dreco shall use their best efforts to cause the Registration Statement to become effective prior to the mailing of the Joint Proxy Statement. Notwithstanding anything herein to the contrary, NOI shall be under no obligation to file the Registration Statement if it shall have determined on the advice of its outside counsel that the issuance of shares of NOI Common Stock upon exchange of the Exchangeable Shares after the Effective Time is exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 3(a)(9) and/or 3(a)(10) thereof. In connection with such determination, NOI and Dreco shall prepare and file with the SEC a request for no action (the "No Action Request") seeking to confirm the availability of such an exemption.

                 (b) Each party shall promptly furnish to the other party all information concerning such party and its stockholders as may be reasonably required in connection with any action contemplated by this Section 1.6. The Joint Proxy Statement and, if required, the Registration Statement, shall comply in all material respects with all applicable requirements of law. Each of NOI and Dreco will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or the Registration Statement, if required, or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement or the Registration Statement, if required. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, if required, NOI or Dreco, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to stockholders of NOI and Dreco, as may be applicable, such amendment or supplement.

                 (c) NOI and Dreco shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the NOI Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither NOI nor Dreco shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the NOI Common Stock or the issuance of the Exchangeable Shares.

         1.7 Material Adverse Effect. In this Agreement, the term "Material Adverse Effect" used with respect to any party means any event, change or effect that is materially adverse to the financial condition, properties or business of such party and its subsidiaries, taken as a whole; provided, that a Material Adverse Effect shall not include any decline in backlog between the date hereof and the Effective Date resulting from a failure to receive new orders or any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industries in which NOI or Dreco operate.

         1.8 Currency. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF DRECO

         Except as set forth in a letter dated the date of this Agreement and delivered by Dreco to NOI concurrently herewith (the "Dreco Disclosure Letter"), Dreco hereby represents and warrants to, and agrees with, NOI that:

         2.1 Organization and Standing. Dreco and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by Dreco (the "Dreco Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Dreco. The Dreco Disclosure Letter sets forth a complete list of the Dreco Subsidiaries, the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by Dreco or another Dreco Subsidiary (and a description of any lien, charge, mortgage, security interest, option, preferential purchase right or other right or interest of any other person (collectively, an "Encumbrance") on such stock or other ownership interest) and a complete list of each jurisdiction in which each of Dreco and the Dreco Subsidiaries is duly qualified and in good standing to do business.

         2.2 Agreement Authorized and its Effect on Other Obligations. (a) Dreco has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of Dreco's shareholders and the Court as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Dreco and, subject to approval of Dreco's shareholders and the Court as provided in this Agreement, the consummation by Dreco of the

Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Dreco. This Agreement has been duly executed and delivered by Dreco and is the valid and binding obligation of Dreco, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles, and that the consummation of the Arrangement is subject to approval of Dreco's shareholders and the Court as provided in this Agreement.

                 (b) Neither the execution, delivery or performance of this Agreement or the Arrangement by Dreco, nor the consummation of the transactions contemplated hereby or thereby by Dreco nor compliance with the provisions hereof or thereof by Dreco will: (i) conflict with, or result in any violations of, the articles of amalgamation or bylaws of Dreco or any equivalent document of any of the Dreco Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of Dreco or any of the Dreco Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Dreco or any of the Dreco Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on Dreco.

         2.3 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by Dreco or any of the Dreco Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the applicable Canadian provincial securities commissions or regulatory authorities (the "Commissions") and the Court and the mailing to shareholders of Dreco of the Joint Proxy Statement relating to the Dreco Shareholders Meeting, (ii) the furnishing to the SEC of such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby (the "SEC Filings"); (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the Nasdaq Stock Market (the "NASDAQ") or The Toronto Stock Exchange ("TSE"); (v) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent Dreco from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Dreco.

         2.4 Capitalization. (a) The authorized capital stock of Dreco consists of 50,000,000 Dreco class "A" common shares, no par value ("Dreco Common Shares", which term shall include for all purposes of this Agreement the related Dreco Common Share purchase rights issued or issuable under that certain Shareholder Rights Plan Agreement dated as of November 15, 1996 (the "Rights Agreement"), between Dreco and Montreal Trust Company of Canada, as Rights Agent). As of May 13, 1997, 7,817,222 Dreco Common Shares were issued and outstanding and no Dreco Common Shares were held by Dreco in its treasury. As of May 13, 1997, an aggregate of 547,550 Dreco Common Shares were reserved for issuance pursuant to outstanding Dreco Options granted under the Dreco Option Plan or pursuant to private stock option arrangements, and Dreco has reserved for issuance under the Rights Agreement the number of Dreco Common Shares required to be issued upon the exercise of the rights provided by the Rights Agreement in accordance with the terms and conditions thereof. Prior to the date hereof, 411,200 of the Dreco Options have vested in accordance with their terms and 136,350 remain unvested. The consummation of the transactions contemplated by this Agreement will not accelerate the vesting of any unvested Dreco Options. No Dreco Preferred Shares are issued or outstanding. All of the issued and outstanding Dreco Common Shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon Dreco and were issued in compliance with all applicable charter documents of Dreco and all applicable federal, provincial and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the Dreco Common Shares or any other capital stock of Dreco.

                 (b) There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from Dreco any shares of, or any securities convertible into, the capital stock of Dreco.

                 (c) Dreco will waive the application of the Rights Agreement with respect to the Plan of Arrangement and the other transactions contemplated hereby and, except in connection with the acceptance of a Superior Proposal pursuant to Sections 4.2(n) and 6.1(i), Dreco will not waive, terminate or otherwise render the Rights Agreement inoperative with respect to any other Acquisition Transaction (as hereinafter defined). At the time of Closing, the Rights Agreement will have been terminated and no persons or entities shall have any rights thereunder.

         2.5    Securities Reports and Financial Statements, Books and
Records. (a) Dreco has filed all forms, reports and documents with the Commissions required to be filed by it pursuant to relevant Canadian securities statutes, regulations, policies and rules (collectively, the "Dreco Canadian Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the Dreco Canadian Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Dreco contained in the Dreco Canadian Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant Canadian securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Dreco and its consolidated Dreco Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

                 (b) Dreco has filed all forms, reports and documents with the SEC required to be filed by it pursuant to relevant United States securities statutes, regulations, policies and rules (collectively, the "Dreco United States Securities Reports"; and together with the Dreco Canadian Securities Reports, the "Dreco Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the Dreco United States Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Dreco contained in the Dreco United States Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant United States securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Dreco and its consolidated Dreco Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

                 (c) There has been no change in Dreco's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

                 (d) The books, records and accounts of Dreco and the Dreco Subsidiaries (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of Dreco and the Dreco Subsidiaries and (iii) accurately and fairly reflect in all material respects the basis for the Dreco financial statements. Dreco has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(iv) transactions are executed in accordance with management's general or specific authorization; and (v) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian and United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

         2.6 Liabilities. Neither Dreco nor any Dreco Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent or otherwise, or has any knowledge of any potential material liabilities or obligations, other than those disclosed in the Dreco Securities Reports or incurred in the ordinary course of business since August 31, 1996.

         2.7 Information Supplied. None of the information supplied or to be supplied by Dreco for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement is mailed to the shareholders of Dreco and at the time of the Dreco Shareholders Meeting (and, if filed, at the time the Registration Statement is declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         2.8 No Defaults. Neither Dreco nor any Dreco Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (a) its charter documents or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Dreco or any Dreco Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (c) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on Dreco.

         2.9 Litigation; Investigations. There is no claim, action, suit or proceeding pending, or to the knowledge of Dreco threatened against Dreco or any of the Dreco Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on Dreco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Dreco or any of the Dreco Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending, or to the knowledge of Dreco threatened, against Dreco or any of the Dreco Subsidiaries before any Governmental Entity.

         2.10 Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement, since August 31, 1996, there has not been:

                 (a) Any material adverse change in the financial condition, operations, assets, liabilities or business of Dreco and the Dreco Subsidiaries, taken as a whole;

                 (b) Any material damage, destruction, or loss to the business or properties of Dreco and the Dreco Subsidiaries, taken as a whole, not covered by insurance;

                 (c) Any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Dreco, or any direct or indirect redemption, purchase or any other acquisition by Dreco of any such stock;

                 (d) Any change in the capital stock or in the number of shares or classes of Dreco's authorized or outstanding capital stock as described in Section 2.4 (other than as a result of exercises of Dreco Options outstanding as of August 31, 1996);

                 (e) Any material labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or, to the knowledge of Dreco, by a representative thereof to organize any employees of Dreco or any Dreco Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

                 (f) Any other event or condition known to Dreco particularly pertaining to and adversely affecting the operations, assets or business of Dreco or any of the Dreco Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on Dreco; or

                 (g) Any material cancellation of backlog that has not been replaced by new orders.

         2.11 Additional Dreco Information. The Dreco Disclosure Letter contains true, complete and correct lists of the following items with respect to Dreco and each of the Dreco Subsidiaries, and Dreco has furnished or made available to NOI true, complete and correct copies of all documents referred to in such lists:

                 (a) Each parcel of real property owned, or subject to a contract of purchase and sale, with a fair market value in excess of $1,000,000, with a description of the nature and amount of any Encumbrance thereon, and each parcel of real property leased, or subject to a lease commitment, with annual rental payments in excess of $250,000;

                 (b) All material insurance policies or bonds currently maintained, including those covering properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

                 (c) All contracts which involve, or may involve, aggregate payments by any party thereto of $1,000,000 or more, which are to be performed in whole or in part after the Effective Time;

                 (d) All material bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements;

                 (e) Any collective bargaining agreements with any labor union or other representative of employees, including all amendments and supplements, and all employment and consulting agreements;

                 (f) All material patents, trademarks, copyrights and other intellectual property rights owned, licensed or used and all applications therefor;

                 (g) All material trade names and fictitious names used or held, whether and where such names are registered and where used;

                 (h) All material long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, operating and finance leases, and any other agreements relating thereto or with respect to collateral securing the same; and

                 (i) All material indebtedness, liabilities and commitments of third parties (other than Dreco Subsidiaries) and as to which it is a guarantor, endorser, co-maker, surety or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) or has otherwise provided any form of financial assistance and all letters of credit, whether stand-by or documentary, issued by any third party.

         2.12 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Dreco or any of the Dreco Subsidiaries (as defined in Section 2.13) under any Dreco Plan (as hereinafter defined) or otherwise,
(b) materially
increase any benefits otherwise payable under any Dreco Plan or otherwise or (c) result in the acceleration of the time of payment or vesting of any such benefits.

         2.13   Employee Benefit Plans.  For purposes of Section 2.12 and this
Section 2.13, Dreco Subsidiaries shall include any enterprise which, with Dreco, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 414(b), (c) or (m) of the Code. All employee benefits plans covering active, former or retired employees of Dreco and the Dreco Subsidiaries are listed in the Dreco Disclosure Letter (the "Dreco Plans"). Dreco has made available to NOI true, complete and correct copies of each Dreco Plan, any related trust agreement, annuity or insurance contract or other funding vehicle, if any, and summary plan descriptions and other descriptive materials furnished to participants of the plans, and each plan's most recent annual reports filed with the Internal Revenue Service, including exhibits and related financial reports, if any, and: (a) each Dreco Plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (b) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (c) each Dreco Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (d) to the extent applicable, the Dreco Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and any other applicable tax act and other laws, and any Dreco Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (e) no Dreco Plan is covered by Title 4 of ERISA or Section 412 of the Code; (f) there are no pending or anticipated material claims against or otherwise involving any of the Dreco Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Dreco Plan activities) has been brought against or with respect to any Dreco Plan; (g) all material contributions, reserves or premium payments required to be made as of the date hereof to the Dreco Plans have been made or provided for; (h) neither Dreco nor any Dreco Subsidiary has incurred or reasonably expects to incur any liability under subtitle C or D of Title 4 of ERISA with respect to any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Dreco, any Dreco Subsidiary or any entity which is considered one employer with Dreco under
Section 4001 of ERISA; (i) neither Dreco nor any Dreco Subsidiary has incurred or reasonably expects to incur any withdrawal liability under Subtitle E of Title 4 of ERISA with respect to any "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA; and (j) neither Dreco nor any Dreco Subsidiary has any obligations for retiree health and life benefits under any Dreco Plan, except as set forth on the Dreco Disclosure Letter and there are no restrictions on the rights of Dreco or any of the Dreco Subsidiaries to amend or terminate any such Dreco Plan without incurring any liability thereunder.

         2.14 Intellectual Property. Dreco or the Dreco Subsidiaries own or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Dreco Intellectual Property") that are either material to the business of Dreco or any Dreco Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by Dreco and the Dreco Subsidiaries. The Dreco Intellectual Property is owned or licensed by Dreco or the Dreco Subsidiaries free and clear of any Encumbrance other than such Encumbrances as are listed in the Dreco Disclosure Letter. Except in the ordinary course of business, neither Dreco nor any of the Dreco Subsidiaries has granted to any other person any license to use any Dreco Intellectual Property. Neither Dreco nor any of the Dreco Subsidiaries has received any notice of infringement, misappropriation or conflict with, the intellectual property rights of others in connection with the use by Dreco and the Dreco Subsidiaries of the Dreco Intellectual Property.

         2.15 Title to Properties. Except for goods and other property sold, used or otherwise disposed of since August 31, 1996 in the ordinary course of business for fair value, Dreco has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in its August 31, 1996 financial statements, free and clear of any Encumbrance, except (a) Encumbrances reflected in the balance sheet of Dreco as of August 31, 1996, (b) liens for current taxes not yet due and payable and (c) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Dreco or any Dreco Subsidiary leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Dreco or any Dreco Subsidiary and in respect to which Dreco or a Dreco Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of Dreco and each of the Dreco Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of Dreco and the Dreco Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

         2.16 Environmental Matters. (a) There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or, to the knowledge of Dreco, previously owned or leased by Dreco or any of the Dreco Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on Dreco;

                 (b) Dreco and the Dreco Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

                 (c) Dreco's and the Dreco Subsidiaries' operations and the use of their assets do not violate any applicable United States or Canadian or other federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment or (iii) the regulation of any pollutants, contaminants, waste or other substances (whether or not hazardous or toxic), including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.) the Clean Water

Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous Canadian, foreign, provincial, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Dreco;

                 (d) To the knowledge of Dreco, none of the operations or assets of Dreco or any Dreco Subsidiary has ever been conducted or used by Dreco or any Dreco Subsidiary in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Dreco;

                 (e) No written notice has been served on Dreco or any Dreco Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on Dreco; and

                 (f) Dreco does not know of any reason that would preclude it or NOI from renewing or obtaining a reissuance of the material permits, licenses or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Dreco's or the Dreco Subsidiaries' assets for their current purposes and uses.

         2.17 Compliance With Other Laws. Neither Dreco nor any Dreco Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule or regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations and delinquencies which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on Dreco.

         2.18 Taxes. Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on Dreco, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Dreco and each of the Dreco Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Dreco or a Dreco Subsidiary; and the tax provision reflected in Dreco's financial statements is adequate, in accordance with Canadian or United States (as the case may be) generally accepted accounting principles, to cover liabilities of Dreco and the Dreco Subsidiaries for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Dreco and the Dreco Subsidiaries or their assets or businesses. No waiver of any statute of limitations executed by Dreco or a Dreco Subsidiary with respect to any tax is in effect for any period. Dreco has not received any notice of reassessment from Revenue Canada. There are no tax liens on any assets of

Dreco or the Dreco Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on Dreco.

         2.19 Vote Required. Except as may be provided in the Interim Order, at the Dreco Shareholders Meeting at which a quorum is present, the affirmative vote of the holders of two-thirds of the Dreco Common Shares present is required to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby.

         2.20 Pooling Matters. Neither Dreco nor any of its affiliates has taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by NOI or any of its affiliates, would prevent NOI from accounting for the business combination to be effected by the Arrangement as a pooling of interests.

         2.21 Brokers and Finders. Other than Credit Suisse First Boston Corporation, none of Dreco or any of the Dreco Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement. The Dreco Disclosure Letter includes a copy of Dreco's engagement letter or contract with Credit Suisse First Boston Corporation or, if there is no engagement letter or contract, a description of all material terms of Dreco's engagement arrangement with such firm.

         2.22 Disclosure. No representation or warranty made by Dreco in this Agreement or the Dreco Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by Dreco or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

         2.23 Fairness and Pooling Opinions. Dreco's board of directors has received written opinions (a) from Credit Suisse First Boston Corporation that the Exchange Ratio is fair to Dreco's shareholders from a financial point of view (the "Dreco Fairness Opinion") and (b) from Coopers & Lybrand that, in accordance with United States generally accepted accounting principles and applicable rules and regulations of the SEC, after May 1997, Dreco will be a poolable entity (the "Dreco Pooling Opinion").

         2.24 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or court decree binding upon Dreco or any Dreco Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Dreco or any Dreco Subsidiary, any acquisition of property by Dreco or any Dreco Subsidiary or the conduct of any business by Dreco or any Dreco Subsidiary.

                                  ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF NOI

         Except as set forth in a letter dated the date of this Agreement and delivered by NOI to Dreco concurrently herewith (the "NOI Disclosure Letter"), NOI hereby represents and warrants to, and agrees with, Dreco that:

         3.1 Organization and Standing. NOI and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by NOI (the "NOI Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on NOI. The NOI Disclosure Letter sets forth a complete list of the NOI Subsidiaries, the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by NOI or another NOI Subsidiary (and a description of any Encumbrance on such stock or other ownership interest) and a complete list of each jurisdiction in which each of NOI and the NOI Subsidiaries is duly qualified and in good standing to do business.

         3.2 Agreement Authorized and its Effect on Other Obligations. (a) NOI has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of NOI's stockholders as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by NOI and, subject to approval of NOI's stockholders as provided in this Agreement, the consummation by NOI of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NOI. This Agreement has been duly executed and delivered by NOI and is the valid and binding obligation of NOI, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles, and that the consummation of the Arrangement is subject to approval of NOI's stockholders as provided in this Agreement.

                 (b) Neither the execution, delivery or performance of this Agreement or the Arrangement by NOI, nor the consummation of the transactions contemplated hereby or thereby by NOI nor compliance with the provisions hereof or thereof by NOI will: (i) conflict with, or result in any violations of, the Certificate of Incorporation or bylaws of NOI or any equivalent document of any of the NOI Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of NOI or any of the NOI Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NOI or any of the NOI Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on NOI.

         3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by NOI or any of the NOI Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Commissions and the mailing to stockholders of NOI of the Joint Proxy Statement relating to the NOI Stockholders Meeting, (ii) the furnishing to the SEC of the SEC Filings; (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the NYSE; (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and
(vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent NOI from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on NOI.

         3.4 Capitalization. (a) The authorized capital stock of NOI consists of 40,000,000 common shares, $.01 par value ("NOI Common Stock") and 10,000,000 shares of preferred stock, par value $.01 per share ("NOI Preferred Stock"). As of May 10, 1997, 17,874,128 shares of NOI Common Stock were issued and outstanding and no NOI Common Shares were held by NOI in its treasury. As of May 10, 1997, 141,548 shares of NOI Common Stock were reserved for issuance upon the exercise of stock options then outstanding under NOI's stock option plans, 858,452 shares of NOI Common Stock were reserved for future issuance of options under NOI's stock option plans, and 316,281 shares of NOI Common Stock were reserved for issuance under NOI's value appreciation plans. No shares of NOI Preferred Stock are issued or outstanding. All of the issued and outstanding NOI Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon NOI and were issued in compliance with all applicable charter documents of NOI and all applicable federal, state and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the NOI Common Stock or any other capital stock of NOI.

                 (b) There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from NOI any shares of, or any securities convertible into, the capital stock of NOI.

         3.5 Securities Reports and Financial Statements. (a) NOI has filed all forms, reports and documents required to be filed by it by the SEC or pursuant to relevant United States securities statutes, regulations, policies and rules (collectively, the "NOI Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the NOI Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of NOI contained in the NOI Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant United States securities statutes with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of NOI and its consolidated NOI Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. There has been no change in NOI's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

                 (b) The books, records and accounts of NOI and the NOI Subsidiaries (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of NOI and the NOI Subsidiaries and
(iii) accurately and fairly reflect in all material respects the basis for the NOI financial statements. NOI has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (iv) transactions are executed in accordance with management's general or specific authorization; and (v) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

         3.6 Liabilities. Neither NOI nor any NOI Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent or otherwise, or has any knowledge of any potential material liabilities or obligations, other than those disclosed in the NOI Securities Reports or incurred in the ordinary course of business since December 31, 1996.

         3.7 Information Supplied. None of the information supplied or to be supplied by NOI for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement is mailed to the shareholders of NOI and at the time of the NOI Stockholders Meeting (and, if filed, at the time the Registration Statement is declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

         3.8 No Defaults. Neither NOI nor any NOI Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (a) its charter documents or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which NOI or any NOI Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (c) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on NOI.

         3.9 Litigation; Investigations. There is no claim, action, suit or proceeding pending, or to the knowledge of NOI threatened against NOI or any of the NOI Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on NOI, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NOI or any of the NOI Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending, or to the knowledge of NOI threatened, against NOI or any of the NOI Subsidiaries before any Governmental Entity.

         3.10 Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement, since December 31, 1996, there has not been:

                 (a) Any material adverse change in the financial condition, operations, assets, liabilities or business of NOI and the NOI Subsidiaries, taken as a whole;

                 (b) Any material damage, destruction, or loss to the business or properties of NOI and the NOI Subsidiaries, taken as a whole, not covered by insurance;

                 (c) Any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of NOI, or any direct or indirect redemption, purchase or any other acquisition by NOI of any such stock;

                 (d) Any change in the capital stock or in the number of shares or classes of NOI's authorized or outstanding capital stock as described in Section 3.4 (other than as a result of exercises of options to purchase NOI Common Stock and issuances under NOI's value appreciation plans of shares of NOI Common Stock outstanding as of December 31, 1996);

                 (e) Any material labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or, to the knowledge of NOI, by representative thereof to organize any employees of NOI or any NOI Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

                 (f) Any other event or condition known to NOI particularly pertaining to and adversely affecting the operations, assets or business of NOI or any of the NOI Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on NOI; or

                 (g) Any material cancellation of backlog that has not been replaced by new orders.

         3.11 Additional NOI Information. The NOI Disclosure Letter contains true, complete and correct lists of the following items with respect to NOI and each of the NOI Subsidiaries, and NOI has furnished or made available to Dreco true, complete and correct copies of all documents referred to in such lists:

                 (a) Each parcel of real property owned, or subject to a contract of purchase and sale, with a fair market value in excess of $1,000,000, with a description of the nature and amount of any Encumbrance thereon, and each parcel of real property leased, or subject to a lease commitment, with annual rental payments in excess of $250,000;

                 (b) All material insurance policies or bonds currently maintained, including those covering properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

                 (c) All contracts which involve, or may involve, aggregate payments by any party thereto of $1,000,000 or more, which are to be performed in whole or in part after the Effective Time;

                 (d) All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements;

                 (e) Any collective bargaining agreements with any labor union or other representative of employees, including all amendments and supplements, and all employment and consulting agreements;

                 (f) All material patents, trademarks, copyrights and other intellectual property rights owned, licensed or used and all applications therefor;

                 (g) All material trade names and fictitious names used or held, whether and where such names are registered and where used;

                 (h) All material long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, operating and finance leases, and any other agreements relating thereto or with respect to collateral securing the same; and

                 (i) All material indebtedness, liabilities and commitments of third parties (other than NOI Subsidiaries) and as to which it is a guarantor, endorser, co-maker, surety or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) or has otherwise provided any form of financial assistance and all letters of credit, whether stand-by or documentary, issued by any third party.

         3.12 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of NOI or any of the NOI Subsidiaries (as defined in Section 3.13) under any NOI Plan (as hereinafter defined) or otherwise, (b) materially increase any benefits otherwise payable under any NOI Plan or otherwise or (c) result in the acceleration of the time of payment or vesting of any such benefits.

         3.13  Employee Benefit Plans.  For purposes of Section 3.12 and this
Section 3.13, NOI Subsidiaries shall include any enterprise which, with NOI, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 414(b), (c) or (m) of the Code. All employee benefits plans covering active, former or retired employees of NOI and the NOI Subsidiaries are listed in the NOI Disclosure Letter (the "NOI Plans"). NOI has made available to Dreco true, complete and correct copies of each NOI Plan, any related trust agreement, annuity or insurance contract or other funding vehicle, if any, and summary plan descriptions and other descriptive materials furnished to participants of the plans, and each plan's most recent annual reports filed with the Internal Revenue Service, including exhibits and related financial reports, if any, and:
(a) each NOI Plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (b) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (c) each NOI Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (d) to the extent applicable, the NOI Plans comply, in all material respects, with the requirements of ERISA, the Code and any other applicable tax act and other laws, and any NOI Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (e) no NOI Plan is covered by Title 4 of ERISA or Section 412 of the Code; (f) there are no pending or anticipated material claims against or otherwise involving any of the NOI Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of NOI Plan activities) has been brought against or with respect to any NOI Plan; (g) all material contributions, reserves or premium payments, required to be made as of the date hereof to the NOI Plans have been made or provided for; (h) neither NOI nor any NOI Subsidiary has incurred or reasonably expects to incur any liability under subtitle C or D of Title 4 of ERISA with respect to any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by NOI, any NOI Subsidiary or any entity which is considered one employer with NOI under
Section 4001 of ERISA; (i) neither NOI nor any NOI Subsidiary has incurred or reasonably expects to incur any withdrawal liability under Subtitle E of Title
4 of ERISA with respect to any "multiemployer plan", within the meaning of
Section 4001(a)(3) of ERISA; and (j) neither NOI nor any NOI Subsidiary has any obligations for retiree health and life benefits under any NOI Plan, except as set forth on the NOI Disclosure Letter and there are no restrictions on the rights of NOI or any of the NOI Subsidiaries to amend or terminate any such NOI Plan without incurring any liability thereunder.

         3.14 Intellectual Property. NOI or the NOI Subsidiaries own or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "NOI Intellectual Property") that are either material to the business of NOI or any NOI Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by NOI and the NOI Subsidiaries. The NOI Intellectual Property is owned or licensed by NOI or the NOI Subsidiaries free and clear of any Encumbrance other than such Encumbrances as are listed in the NOI Disclosure Letter. Except in the ordinary course of business, neither NOI nor any of he NOI Subsidiaries has granted to any other person any license to use any NOI Intellectual Property. Neither NOI nor any of the NOI Subsidiaries has received any notice of infringement, misappropriation or conflict with, the intellectual property rights of others in connection with the use by NOI and the NOI Subsidiaries of the NOI Intellectual Property.

         3.15 Title to Properties. Except for goods and other property sold, used or otherwise disposed of since December 31, 1996 in the ordinary course of business for fair value, NOI has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in its December 31, 1996 financial statements, free and clear of any Encumbrance, except (a) Encumbrances reflected in the balance sheet of NOI as of December 31, 1996, (b) liens for current taxes not yet due and payable and
(c) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which NOI or any NOI Subsidiary leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by NOI or any NOI Subsidiary and in respect to which NOI or a NOI Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of NOI and each of the NOI Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of NOI and the NOI Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

         3.16 Environmental Matters. (a) There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or, to the knowledge of NOI, previously owned or leased by NOI or any of the NOI Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on NOI;

                 (b) NOI and the NOI Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

                 (c) NOI's and the NOI Subsidiaries' operations and the use of their assets do not violate any applicable United States or Canadian or other federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment or (iii) the regulation of any pollutants, contaminants, waste or other substances (whether or not hazardous or toxic), including the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on NOI;

                 (d) To the knowledge of NOI, none of the operations or assets of NOI or any NOI Subsidiary has ever been conducted or used by NOI or any NOI Subsidiary in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on NOI;

                 (e) No written notice has been served on NOI or any NOI Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on NOI; and

                 (f) NOI does not know of any reason that would preclude it from renewing or obtaining a reissuance of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of NOI's or the NOI Subsidiaries' assets for their current purposes and uses.

         3.17  Compliance With Other Laws.  Neither NOI nor any NOI
Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule or regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations and delinquencies which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on NOI.

         3.18 Taxes. Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on NOI, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by NOI and each of the NOI Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by NOI or a NOI Subsidiary; and the tax provision reflected in NOI's financial statements is adequate, in accordance with United States generally accepted accounting principles, to cover liabilities of NOI and the NOI Subsidiaries for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to NOI and the NOI Subsidiaries or their assets or businesses. No waiver of any statute of limitations executed by NOI or a NOI Subsidiary with respect to any tax is in effect for any period. There are no tax liens on any assets of NOI or the NOI Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on NOI.

         3.19 Vote Required. At a stockholders meeting at which a quorum is present, (a) the affirmative vote of the holders of a majority of the outstanding shares of NOI Common Stock cast at the meeting is required to approve the issuance of the NOI Common Stock pursuant to this Agreement upon exchange of the Exchangeable Shares and (b) the affirmative vote of the holders of a majority of the issued and outstanding shares of NOI Common Stock is necessary to approve the NOI Restated Charter.

         3.20 Pooling Matters. Neither NOI nor any of its affiliates has taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by Dreco or any of its affiliates, would prevent NOI from accounting for the business combination to be effected by the Arrangement as a pooling of interests.

         3.21 Brokers and Finders. Other than Merrill Lynch & Co. in accordance with the terms of its engagement letter dated April 20, 1997, a copy of which has previously been provided to Dreco, none of NOI or any of the NOI Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

         3.22 Disclosure. No representation or warranty made by NOI in this Agreement or the NOI Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by NOI or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as the case may be) to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

         3.23 Fairness and Pooling Opinions. NOI's board of directors has received written opinions (a) from Merrill Lynch & Co. that the Exchange Ratio is fair to NOI from a financial point of view (the "NOI Fairness Opinion") and
(b) from Ernst & Young LLP that, in accordance with United States generally accepted accounting principles and applicable rules and regulations of the SEC, NOI is a poolable entity and after May 1997 the Arrangement should be treated as a "pooling of interests" for accounting purposes (the "NOI Pooling Opinion").

         3.24 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or court decree binding upon NOI or any NOI Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of NOI or any NOI Subsidiary, any acquisition of property by NOI or any NOI Subsidiary or the conduct of any business by NOI or any NOI Subsidiary.

                                   ARTICLE IV
                       OBLIGATIONS PENDING EFFECTIVE DATE

         4.1 Agreements of NOI and Dreco. NOI and Dreco agree to take the following actions after the date hereof:

                 (a) Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its reasonable best efforts to promptly obtain such authorizations, approvals and consents.
Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make all required filings under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada);

                 (b) Each party will allow the other and its agents reasonable access to the files, books, records and offices of itself and its subsidiaries, including any and all information relating to such party's tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition. Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants;

                 (c) NOI and Dreco shall cooperate in the preparation and prompt filing of the Joint Proxy Statement (and, if required, the Registration Statement) with the SEC;

                 (d) Each of NOI and Dreco will promptly notify the other in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) of any Material Adverse Effect on such party and (iii) of any breach by such party of any material covenant or agreement contained in this Agreement; and

                 (e) During the term of this Agreement, each of NOI and Dreco will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article V hereof, and each of NOI and Dreco will use its reasonable best efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated.

         4.2 Additional Agreements of Dreco. Dreco agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by NOI or as set forth in the Dreco Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of the Dreco Subsidiaries to:

                 (a) Other than as contemplated by this Agreement, operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

                 (b) Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

                 (c) Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

                 (d) Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                 (e)      Not (i) enter into any contracts of employment which
(A) cannot be terminated on notice of 14 days or less or (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law or (ii) amend any employee benefit plan or stock option plan, except as may be required for compliance with this Agreement or applicable law;

                 (f) Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business or
(iv) other borrowings incurred in the ordinary course of business to finance normal operations;

                 (g) Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $2,000,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business or (ii) as may be required by law;

                 (h) Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as may be reasonably required in connection with borrowings under Section 4.2(f);

                 (i) Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

                 (j) Not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

                 (k) Not issue or sell (except upon the exercise of outstanding options), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

                 (l) Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                 (m) Deliver to NOI, within 45 days after the end of each fiscal quarter of Dreco beginning May 31, 1997, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of Dreco, and as of the corresponding fiscal quarter of the previous fiscal year. Dreco hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements,
(ii) present fairly in all material respects the financial condition of Dreco as at the dates indicated and the results of operations for the respective periods indicated, (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which Dreco considers necessary for a fair presentation of its results for each respective fiscal period; and

                 (n) Without the prior written consent of NOI, from and after the date hereof, Dreco and the Dreco Subsidiaries will not, and will not authorize or permit any of their officers, directors, employees, financial advisors, representatives and agents ("Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, Dreco may
(i) at any time prior to the time Dreco's shareholders shall have voted to approve the Plan of Arrangement and the other transactions contemplated thereby, engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by Dreco, any Dreco Subsidiary or the

Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Dreco and its business, properties and assets if, and only to the extent that, (A) the third party has first made an Acquisition Proposal that is financially superior to the transactions contemplated by this Agreement and has demonstrated that the funds or other consideration necessary for the Acquisition Proposal are reasonably likely to be available (as determined in good faith in each case by Dreco's board of directors after receiving the written advice of its financial advisors) (a "Superior Proposal") and Dreco's board of directors shall conclude in good faith, after considering applicable law and receiving the written advice of outside counsel that such action is necessary for the board of directors to act in a manner consistent with its fiduciary duties under applicable law, and
(B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, Dreco provides prompt notice to NOI to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and similar rules under applicable Canadian securities laws relating to the provision of directors' circulars, and make appropriate disclosure with respect thereto to Dreco's shareholders and (iii) accept a Superior Proposal from a third party, but only (in the case of this clause
(iii)) if prior to such acceptance Dreco terminates this Agreement in accordance with Sections 6.1(i) and 6.4. Dreco shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Dreco, any Dreco Subsidiary or their Representatives with respect to an Acquisition Proposal. Dreco shall notify NOI orally and in writing of any inquiries, offers or proposals with respect to an Acquisition Proposal (including without limitation the terms and conditions of any such proposal, the identity of the person making it and all other information reasonably requested by NOI), within 24 hours of the receipt thereof, shall keep NOI informed of the status and details of any such inquiry, offer or proposal and answer NOI's questions with respect thereto, and shall give NOI five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer (other than by NOI) to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of, or any material equity interest in, Dreco or its material Subsidiaries pursuant to a merger, consolidation or other business combination, by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving Dreco or its material Subsidiaries including without limitation any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership or any material portion of the assets of, or any material portion of the equity interest in, Dreco or its material Subsidiaries (other than the transactions contemplated by this Agreement), provided however, in no event shall an underwritten public or private sale of Dreco Common shares (aggregating less than 50% of the currently issued and outstanding Dreco Common Shares), which is not made in connection with a merger, consolidation or other business combination, be deemed to be an Acquisition Proposal.

         4.3 Additional Agreements of NOI. NOI agrees that, except as expressly contemplated by this Agreement or otherwise agreed to in writing by Dreco or as set forth in the NOI Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of the NOI Subsidiaries to:

                 (a) Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it;

                 (b) Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

                 (c) Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

                 (d) Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                 (e)      Not (i) enter into any contracts of employment which
(A) cannot be terminated on notice of 14 days or less or (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law or (ii) amend any employee benefit plan or stock option plan, except as may be required for compliance with this Agreement or applicable law;

                 (f) Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business or
(iv) other borrowings incurred in the ordinary course of business to finance normal operations;

                 (g) Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $2,000,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business or (ii) as may be required by law;

                 (h) Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as may be reasonably required in connection with borrowings under Section 4.3(f);

                 (i) Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

                 (j) Not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

                 (k) Not issue or sell (except upon the exercise of outstanding options or warrants), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

                 (l) Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                 (m) Deliver to Dreco, within 45 days after the end of each fiscal quarter of NOI beginning June 30, 1997, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of NOI, and as of the corresponding fiscal quarter of the previous fiscal year. NOI hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly in all material respects the financial condition of NOI as at the dates indicated and the results of operations for the respective periods indicated, (iii) shall have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which NOI considers necessary for a fair presentation of its results for each respective fiscal period;

                 (n) Use its reasonable best efforts to cause (i) the shares of NOI Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares to be listed upon the Closing on the NYSE and (ii) with the cooperation and assistance of Dreco, the Exchangeable Shares to be listed on a mutually acceptable Canadian stock exchange.

         4.4 Public Announcements. Neither NOI nor Dreco, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Arrangement or the other transactions contemplated hereby without the prior consent of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

         4.5 Comfort Letters. (a) Dreco shall use its reasonable best efforts to cause to be delivered to NOI a letter (the "Dreco Comfort Letter") of Coopers & Lybrand addressed to NOI and dated as of a date within five days before the earlier of (i) the date the Joint Proxy Statement is first mailed to each company's respective stockholders, and (ii) if a Registration Statement is required, the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to NOI and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Joint Proxy Statement and, if required, the Registration Statement.

                 (b) NOI shall use its reasonable best efforts to cause to be delivered to Dreco a letter (the "NOI Comfort Letter") of Ernst & Young LLP addressed to Dreco and dated as of a date within five days before the earlier of (i) the date the Joint Proxy Statement is first mailed to each company's respective stockholders, and (ii) if a Registration Statement is required, the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to Dreco and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Joint Proxy Statement and, if required, the Registration Statement.

         4.6 Board of Directors. The board of directors of NOI will take action prior to the Effective Time to cause the number of directors comprising the full board of directors of NOI to be increased from eight to ten persons, and two persons designated by the Dreco board of directors (which designations shall be subject to the approval of a majority of NOI's directors at that time) shall be elected to the board of directors of NOI by the NOI board of directors effective at the Effective Time, such increase in number and such election to be subject to the consummation of the Closing. If prior to the Effective Time any Dreco designee for director shall decline or be unable to serve as a director of NOI, Dreco's board of directors shall designate another person to serve in such person's stead, subject to the approval of a majority of NOI's directors at that time.

                                   ARTICLE V
                      CONDITIONS PRECEDENT TO OBLIGATIONS

         5.1 Conditions Precedent to Obligations of Each Party. The obligations of each party to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver before the Effective Date of the following conditions:

                 (a) Consents of Certain Parties in Privity. NOI and Dreco shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all their material contracts and leases and for them to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on NOI or Dreco;

                 (b) Stockholder Approval. This Agreement, the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Dreco shareholders in accordance with applicable law and Dreco's articles of amalgamation and bylaws, and Dreco shall not have received on or prior to the Effective Time notice from the holders of more than 10% of the issued and outstanding Dreco Common Shares of their intention to exercise their rights of dissent under section 184 of the ABCA. In addition, the issuance of NOI Common Stock from time to time upon the exchange of the Exchangeable Shares and the other proposals described in Section 7.1 shall have been approved by the NOI stockholders in accordance with the rules of the NYSE, applicable law and NOI's Certificate of Incorporation and bylaws;

                 (c) No Legal Action. No order shall have been entered and remain in effect in any action or proceeding before any Governmental Entity that would prevent or make illegal the consummation of the Arrangement;

                 (d) Court Approval. The Court shall have issued its final order approving the Arrangement in form and substance reasonably satisfactory to NOI and Dreco and reflecting the terms hereof;

                 (e) Commissions, etc. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of a material portion of the assets or businesses of Dreco or NOI. NOI and Dreco shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties;

                 (f) SEC Matters. The Registration Statement, if required, shall have been declared effective under the Securities Act on or before the mailing to stockholders of NOI and Dreco of the Joint Proxy Statement and, if a shelf Registration Statement is required by the SEC, the shelf Registration Statement shall have been declared effective under the Securities Act on or before the Effective Date, and in both cases at their effective dates and on the Closing Date the Registration Statements shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions. In addition, the No Action Request, as it relates to the exemption from registration of the Exchangeable Shares to be issued to Dreco's shareholders, shall have received a favorable response from the SEC; and

                 (g) Listings. The NOI Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares shall have been approved for listing on the NYSE, and the Exchangeable Shares shall be listed on a reasonably acceptable Canadian stock exchange, in each case subject only to notice of issuance.

         5.2 Conditions Precedent to Obligations of Dreco. The obligations of Dreco to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of NOI contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date; provided, however, that for purposes of this
Section 5.2(a) only, such representations and warranties shall be deemed to be true and correct as of the Effective Date unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Dreco or NOI (only after including its ownership of Dreco and the Dreco Subsidiaries after the Arrangement);

                 (b) Covenants. NOI shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by NOI on or before the Effective Date;

                 (c) Certificate. NOI shall have delivered to Dreco a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.2 (a) and (b);

                 (d) Opinion of NOI Counsel. Dreco shall have received opinions, dated as of the Effective Date, from Morgan, Lewis & Bockius LLP, United States counsel for NOI, and from

Stikeman, Elliott, Canadian counsel for NOI, each in form and substance reasonably satisfactory to Dreco;

                 (e) Tax Opinion. Dreco shall have received an opinion in form and substance reasonably satisfactory to Dreco of Blake, Cassels & Graydon, Canadian tax counsel for Dreco, to the effect that the Arrangement will be generally treated for Canadian federal income tax purposes as a reorganization of capital for those Dreco shareholders who hold their Dreco Common Shares as capital property for purposes of the ITA;

                 (f) Fairness Opinion. The Dreco Fairness Opinion shall have been confirmed by Credit Suisse First Boston Corporation in writing to Dreco's board of directors as of the date the Joint Proxy Statement was first mailed to the shareholders of Dreco and shall not have subsequently been withdrawn;

                 (g) Pooling Matters. The Dreco Pooling Opinion shall have been confirmed by Coopers & Lybrand in writing to Dreco's board of directors on the Effective Date. In addition, no event shall have occurred which would establish with reasonable certainty that the Arrangement would not be treated as a "pooling of interests" for accounting purposes;

                 (h) Comfort Letter. Dreco shall have received the NOI Comfort Letter and an additional letter from Ernst & Young LLP, dated the Effective Date, in form and substance reasonably satisfactory to Dreco, stating that nothing has come to their attention, as of a date no earlier than five days prior to the Effective Date, which would require any change in the NOI Comfort Letter if it were required to be dated and delivered on the Effective Date;

                 (i) Affiliates Agreements. NOI shall have furnished copies to Dreco of the NOI affiliates agreements referred to Section 7.6(b); and

                 (j) Certificates and Resolutions. Dreco shall have received such other certificates and resolutions of NOI as may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement.

         5.3 Conditions Precedent to Obligations of NOI. The obligations of NOI to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Dreco contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date; provided, however, that for purposes of this Section 5.3(a) only, such representations and warranties shall be deemed to be true and correct as of the Effective Date unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on NOI (either with or without including its ownership of Dreco and the Dreco Subsidiaries after the Arrangement);

                 (b) Covenants. Dreco shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by Dreco on or before the Effective Date;

                 (c) Certificate. Dreco shall have delivered to NOI a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.3 (a) and (b);

                 (d) Opinion of Dreco Counsel. NOI shall have received opinions, dated as of the Effective Date, from Fulbright & Jaworski L.L.P., United States counsel for Dreco, and from Blake, Cassels & Graydon, Canadian counsel for Dreco, each in form and substance reasonably satisfactory to Dreco;

                 (e) Fairness Opinion. The NOI Fairness Opinion shall have been confirmed by Merrill Lynch & Co. in writing to NOI's board of directors as of the date the Joint Proxy Statement was first mailed to the stockholders of NOI and shall not have subsequently been withdrawn;

                 (f) Pooling Matters. The NOI Pooling Opinion shall have been confirmed by Ernst & Young LLP in writing to NOI's board of directors on the Effective Date. In addition, no event shall have occurred which would establish with reasonable certainty that the Arrangement would not be treated as a "pooling of interests" for accounting purposes;

                 (g) Redemption of Rights. Dreco shall have given a binding notice of redemption or termination of the Rights (as therein defined) under the Rights Agreement in accordance with Section 5.1 of the Rights Agreement, and shall have taken any other action required under the Rights Agreement and applicable law such that the only right at the Effective Time and thereafter of the holders of Rights shall be to receive the Redemption Price (as defined in the Rights Agreement) for each Right so held;

                 (h) Comfort Letter. NOI shall have received the Dreco Comfort Letter and an additional letter from Coopers & Lybrand, dated the Effective Date, in form and substance reasonably satisfactory to NOI, stating that nothing has come to their attention, as of a date no earlier than five days prior to the Effective Date, which would require any change in the Dreco Comfort Letter if it were required to be dated and delivered on the Effective Date;

                 (i) Affiliates Agreements. Dreco shall have furnished copies to NOI of the Dreco affiliates agreements referred to Section 7.6(a); and

                 (j) Certificates and Resolutions. NOI shall have received such other certificates and resolutions of Dreco as may be reasonably required in connection with the consummation of this Agreement.


                                   ARTICLE VI
                                  TERMINATION

         6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the stockholders of NOI or Dreco, as follows:

                 (a)      by mutual agreement of Dreco and NOI;

                 (b) by Dreco, if there has been a breach by NOI of any representation, warranty, covenant or agreement set forth in this Agreement on the part of NOI, or if any representation or warranty of NOI shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on NOI, and which NOI fails to cure within 15 business days after written notice thereof from Dreco (except that no cure period shall be provided for a breach by NOI which by its nature cannot be cured);

                 (c) by NOI, if there has been a breach by Dreco of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Dreco, or if any representation or warranty of Dreco shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Dreco, and which Dreco fails to cure within 15 business days after written notice thereof from NOI (except that no cure period shall be provided for a breach by Dreco which by its nature cannot be cured);

                 (d) by either party, if all the conditions for Closing the Arrangement shall not have been satisfied or waived on or before 5:00 p.m., Houston, Texas time on October 31, 1997, other than as a result of a breach of this Agreement by the terminating party;

                 (e) by either party (i) if the shareholders of Dreco do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1 hereof) at the Dreco Shareholders Meeting, or (ii) if the stockholders of NOI do not approve at the NOI Stockholders Meeting the issuance of NOI Common Stock issuable upon the exchange of the Exchangeable Shares (and the other matters to be approved at such meeting as provided in Section 7.1 hereof);

                 (f) by either party if a final and non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that prevents or makes illegal the consummation of the Arrangement;

                 (g) by NOI if the Dreco board of directors or any committee of the Dreco board of directors (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, the Arrangement and the other transactions contemplated hereby, (ii) within ten days after NOI's request, shall fail to reaffirm such approval or recommendation, (iii) shall approve or recommend any Acquisition Proposal, other than with NOI or an affiliate thereof, or (iv) shall resolve to take any of the actions specified in this Section 6.1(g);

                 (h) by Dreco if the NOI board of directors or any committee of the NOI board of directors (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, the Arrangement and the other transactions contemplated hereby, (ii) within ten days after Dreco's request, shall fail to reaffirm such approval or recommendation or (iii) shall resolve to take any of the actions specified in this Section 6.1(h);

                 (i) by Dreco, prior to the approval of this Agreement, the Arrangement and the other transactions contemplated hereby by the shareholders of Dreco, upon five days' prior notice to NOI, if, as a result of a Superior Proposal by a party other than NOI or any of its affiliates, Dreco's board of directors determines in good faith that their fiduciary obligations under applicable law require that such Superior Proposal be accepted; provided, however, that (i) Dreco's board of directors shall have concluded in good faith, after considering provisions of applicable law and after giving effect to all concessions which may be offered by NOI pursuant to clause (ii) below, after receiving the written advice of outside counsel, that such action is necessary for Dreco's board of directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination and prior to accepting, or entering into any agreement regarding, the Superior Proposal Dreco shall provide NOI (for at least five days) an opportunity to amend this Agreement to provide for terms substantially similar to those included in the Superior Proposal, and in addition Dreco shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with NOI to make such adjustments in the terms and conditions of this Agreement as would enable Dreco to proceed with the transactions contemplated hereby. In the event this Agreement is amended as provided above (including without limitation if NOI and Dreco agree to mutually acceptable adjustments as provided above), then Dreco shall not enter into any agreement regarding the Superior Proposal;

                 (j) by either party, if NOI shall have approved, or agreed to or announced any agreement to effect, any transaction that would result in any person, who is not currently a NOI stockholder, acquiring beneficial ownership of more than 50% of the issued and outstanding capital stock of NOI; or

                 (k)      by Dreco, in the circumstances contemplated by
Section 1.2(b).

         6.2 Notice of Termination. Any termination of this Agreement under Section 6.1 above will be effected by the delivery of written notice by the terminating party to the other party hereto.

         6.3 Effect of Termination. Subject to Section 6.4, in the event of termination of this Agreement by either Dreco or NOI pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of NOI or Dreco or their respective officers or directors, except that (i) the provisions of the Confidentiality Agreement dated April 30, 1997 shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

         6.4 Termination Fee. (a) If this Agreement is terminated (i) by Dreco pursuant to Section 6.1(b), or (ii) by either party pursuant to Section 6.1(e)(ii), then NOI shall pay to Dreco a cash termination fee of $2,500,000 at the time of such termination.

                 (b) If this Agreement is terminated (i) by NOI pursuant to Section 6.1(c), or (ii) by either party pursuant to Section 6.1(e)(i), then Dreco shall pay to NOI a cash termination fee of $2,500,000 at the time of such termination, and an additional cash termination fee of $9,500,000 if within 12 months of such termination Dreco enters into a definitive agreement with respect to an Acquisition Proposal (other than with NOI or any of its affiliates), or announces an Acquisition Proposal within such 12 month period and enters into a definitive agreement in respect thereof within 18 months of such termination.

                 (c)      If this Agreement is terminated by NOI pursuant to
Section 6.1(g) or by Dreco pursuant to Section 6.1(i), then Dreco shall pay to NOI upon such termination a cash termination fee of $12,000,000 at the time of such termination.

                 (d)      If this Agreement is terminated by Dreco pursuant to
Section 6.1(h) or by NOI pursuant to Section 6.1(j), then NOI shall pay to Dreco upon such termination a cash termination fee of $12,000,000 at the time of such termination.

                 (e) NOI and Dreco each agree that the agreements contained in Sections 6.4(a) through 6.4(d) are an integral part of the transactions contemplated by this Agreement. If either party fails to promptly pay the other party any fee due under such Sections 6.4(a) through 6.4(d), it shall pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Wells Fargo Bank, N.A. from the date such fee was first due.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

         NOI and Dreco each agree to take the following actions after the execution of this Agreement.

         7.1 Meetings. Dreco and NOI shall each duly call a meeting of its stockholders to be held within 45 days after the SEC has indicated that it has no further comments on the Joint Proxy Statement for the purpose of (a) in the case of Dreco, voting upon (i) the Plan of Arrangement and the transactions contemplated hereby and thereby, and (b) in the case of NOI, voting upon (i) a proposal to approve the issuance of such number of shares of NOI Common Stock as are necessary to consummate the Arrangement, (ii) a proposal to adopt the NOI Restated Charter and (iii) such other matters relating to the Arrangement, if any, as shall be legally required in the reasonable opinion of NOI; and each shall, subject to Section 4.2(n) in the case of Dreco, through its board of directors, recommend to its stockholders approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings.

         7.2 The Closing. Subject to the termination of this Agreement as provided in Article VI, the Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of National-Oilwell, Inc., 5555 San Felipe, Houston, Texas 77210 on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the first business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by Dreco and NOI. Concurrently with the Closing, the Plan of Arrangement will be filed with the Registrar under the ABCA.

         7.3     Ancillary Documents/Reservation of Shares.

                 (a) Provided all other conditions of this Agreement have been satisfied or waived, Dreco shall, on the Closing Date, file Articles of Arrangement pursuant to Part 15 of the ABCA to give effect to the Plan of Arrangement, such Articles of Arrangement to contain share conditions for Exchangeable Shares substantially in the form of those contained in Exhibit A.

                 (b)      On the Effective Date:

                          (i)     NOI shall execute and deliver a Support
Agreement containing the terms and conditions set forth in Exhibit C, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably;

                           (ii)   NOI, Dreco and a Canadian trust company to be
mutually agreeable to NOI and Dreco, acting reasonably, shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

                          (iii)   NOI shall file with the Secretary of State of
Delaware a Restated Certificate of Incorporation which shall be in substantially the form set forth in Exhibit B.

                 (c) On or before the Effective Date, NOI will reserve for issuance such number of shares of NOI Common Stock as shall be necessary to give effect to the exchanges and assumptions or exchanges of options contemplated hereby.

         7.4 Exchange of Options. Promptly after the Effective Time, NOI will notify in writing each holder of a Dreco Option of the exchange of such Dreco Option for an option to purchase Exchangeable Shares in accordance with
Section 1.1(j) hereof.

         7.5     Indemnification and Related Matters.

                 (a) NOI agrees that all rights to indemnification existing in favor of the present or former directors and officers of Dreco (as such) or any of the Dreco Subsidiaries or present or former directors and officers (as such) of Dreco or any of the Dreco Subsidiaries serving or who served at Dreco's or any of the Dreco Subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each such present or former director or officer of Dreco or any of the Dreco Subsidiaries, an "Indemnified Party"), as provided in Dreco's charter or bylaws or similar documents of any of the Dreco Subsidiaries in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification for a period of not less than the statutes of limitations applicable to such matters.

                 (b) From and after the Effective Time, NOI and Dreco, jointly and severally, shall and shall cause Dreco to indemnify and hold harmless to the fullest extent permitted under the ABCA, each Indemnified Party against any costs and expenses (including reasonable attorney's fees), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, in connection with any actual or threatened claim, action, suit, proceeding or investigation that is based on, or arises out of, the fact that such person is or was a director or officer of Dreco or any Dreco Subsidiary (including without limitation with respect to any of the transactions contemplated hereby or the Arrangement) or who is serving or who served at Dreco's or any of the Dreco Subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In the event of any such claim, action, suit, proceeding or investigation, NOI shall cause Dreco to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel reasonably satisfactory to NOI and, subject to limitations imposed by the ABCA, Dreco shall (or NOI shall cause Dreco to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) NOI will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither Dreco nor NOI shall be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.5(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify NOI (but the failure to so notify shall not relieve a party from any liability which it may have under this
Section 7.5(b) except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event such additional counsel may be required to be retained by the Indemnified Parties.

                 (c) Subject to limitations imposed by the ABCA, Dreco shall (or NOI shall cause Dreco to) pay all expenses, including reasonable attorney's fees, as the same may be incurred by any Indemnified Parties in any action by any Indemnified Party or parties seeking to enforce the indemnity or other obligations provided for in this Section 7.5; provided, however, that Dreco will be entitled to reimbursement for any advances made under this
Section 7.5 to any Indemnified Party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the Indemnified Party to reimburse all amounts advanced if such action ultimately proves unsuccessful.

                 (d) For a period of six years after the Effective Date, NOI shall continue in effect director and officer liability insurance for the benefit of the Indemnified Parties in such amounts, and with such deductibles, retained amounts, coverages and exclusions as NOI shall provide for its own directors and officers during such period.

                 (e) This Section 7.5, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

         7.6     Affiliate Agreements.

                 (a) To ensure that the Arrangement will be accounted for as a "pooling of interests" and to ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC and the Securities Act, on or before the date the Joint Proxy Statement is first mailed to each company's respective stockholders Dreco will use its reasonable best efforts to have its Affiliates sign and deliver to NOI the Dreco affiliate agreements in the form of Exhibit
E.  The identity of all such Dreco Affiliates is set forth on such exhibit.
For purposes of this Agreement, an "Affiliate" shall have the meaning referred to in Rule 145 under the Securities Act.

                 (b) To ensure that the Arrangement will be accounted for as a "pooling of interests" on or before the date the Joint Proxy Statement is first mailed to each company's respective stockholders NOI will use its reasonable best efforts to have its Affiliates sign and deliver to NOI the

NOI Affiliate Agreements in the form of Exhibit F. The identity of all such NOI Affiliates is set forth on such exhibit.

                                  ARTICLE V3
                                 MISCELLANEOUS

         8.1 No Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the valid termination of this Agreement or the Closing Date, whereupon such representations and warranties will expire and be of no further force or effect. All agreements and covenants of the parties shall survive the Closing Date, except as otherwise set forth in this Agreement.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by recognized overnight courier, by facsimile (receipt confirmed) or mailed by certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a) if to NOI to: National-Oilwell, Inc., 5555 San Felipe, P.O. Box 4638 (77210), Houston, Texas 77056, with required copies to Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103,
Attention: David R. King, Esq., Facsimile No. 215/963- 5299, and to Stikeman, Elliott, Suite 5300, P.O. Box 85, Commerce Court West, Toronto, Ontario, Canada M5L 1B9, Attention: Ian Douglas, Esq., Facsimile No. 416/947-0866.

                 (b) if to Dreco to: Dreco Energy Services Ltd., #1340 Weber Centre, 5555 Calgary Trail South, Edmonton, Alberta, Canada T6H 5P9, with required copies to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, TX 77010, Attention: Robert F. Gray, Jr., Esq. Facsimile No. 713/651-5246, and to Blake, Cassels & Graydon, 3500 Bankers Hall East, 855-2nd Street S.W., Calgary, Alberta, Canada T2P 4J8, Attention: Patrick C. Finnerty, Esq., Facsimile No. 403/260-9700.

         8.3 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.4 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

         8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

         8.6 Miscellaneous. This Agreement, which includes the Dreco Disclosure Letter, the NOI Disclosure Letter and the Exhibits hereto, the Dreco Stockholders Agreement, the NOI Stockholders Agreement, the Confidentiality Agreement, dated April 30, 1997, between NOI and Dreco, and any other documents referred to herein or contemplated hereby (a) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (except that Section 7.5 is for the benefit of Dreco's directors and officers and is intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including without limitation validity, construction, effect, performance and remedies.

         8.8 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the Dreco shareholders or optionholders or the NOI stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Dreco shareholders or optionholders or the NOI stockholders without obtaining such further approval.

         8.9 Expenses. Except as otherwise provided herein, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, NOI and Dreco have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.


                                        NATIONAL-OILWELL, INC.


                                        By  /s/ JOEL V. STAFF
                                           ---------------------------------
                                        Joel V. Staff
                                        President


                                        DRECO ENERGY SERVICES LTD.


                                        By  /s/ ROBERT L. PHILLIPS
                                           ---------------------------------
                                        Robert L. Phillips
                                        President

                                   EXHIBIT A


                              PLAN OF ARRANGEMENT


                                      AND


                         EXCHANGEABLE SHARE PROVISIONS

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 186
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)
               INVOLVING AND AFFECTING DRECO ENERGY SERVICES LTD.
                AND THE HOLDERS OF ITS CLASS "A" COMMON SHARES,
                         OPTIONS AND SHAREHOLDER RIGHTS



                                   ARTICLE  1

                                 INTERPRETATION

SECTION 1.1 DEFINITIONS. In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

                 "ABCA" means the Business Corporations Act (Alberta);

                 "ARRANGEMENT" means the arrangement under section 186 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with
Section 8.8 of the Combination Agreement, (ii) in accordance with Section 6.1 hereof or (iii) at the direction of the Court in the Final Order;

                 "ARRANGEMENT RESOLUTION" means the special resolution passed by the holders of the Dreco Common Shares and the Optionholders at the Meeting;

                 "AUTOMATIC REDEMPTION DATE" has the meaning provided in the Exchangeable Share Provisions;

                 "AVERAGE CLOSING PRICE" means the average closing price (computed and rounded to the third decimal point) of shares of National Common Stock on the NYSE during the 10 trading days ending on the last trading day prior to the Effective Date;

                 "BUSINESS DAY" has the meaning provided in the Exchangeable Share Provisions;

                 "CLASS A PREFERRED SHARE" means the one authorized Class A Preferred Share of Dreco having the rights, privileges, restrictions and conditions set out in Appendix A annexed hereto;

                 "COMBINATION AGREEMENT" means the agreement by and among National and Dreco, dated o , 1997, as amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement;

                 "COURT" means the Court of Queen's Bench of Alberta;

                 "DEPOSITORY" means Montreal Trust Company of Canada at its principal transfer office in Calgary, Alberta;

                 "DISSENT PROCEDURES"  has the meaning set out in Section 3.1;

                 "DRECO" means Dreco Energy Services Ltd., a corporation existing under the ABCA;

                 "DRECO COMMON SHARES" means the Class "A" Common Shares in the capital of Dreco;

                 "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement;

                 "EFFECTIVE TIME" means 12:01 a.m. on the Effective Date;

                 "EXCHANGE PUT RIGHT" has the meaning provided in the Exchangeable Share Provisions;

                 "EXCHANGE RATIO" means the ratio of exchange of Exchangeable Shares for Dreco Common Shares, as determined under the Combination Agreement and subject to adjustment as provided herein;

                 "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions;

                 "EXCHANGEABLE SHARE PRICE" has the meaning provided in the Exchangeable Share Provisions;

                 "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in Appendix A hereto;

                 "EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of Dreco provided for in this Plan of Arrangement;

                 "FINAL ORDER" means the final order of the Court approving the Arrangement;

                 "LIQUIDATION CALL RIGHT" has the meaning provided in Section
5.1;

                 "LIQUIDATION DATE" has the meaning provided in the Exchangeable Share Provisions;

                 "MEETING" means the special meeting of the shareholders of Dreco and of the Optionholders to be held to consider this Plan of Arrangement;

                 "NATIONAL" means National-Oilwell, Inc., a corporation under the laws of Delaware;

                 "NATIONAL COMMON STOCK" has the meaning provided in the Exchangeable Share Provisions;

                 "NYSE" means the New York Stock Exchange;

                 "OPTIONS" means all options to purchase Dreco Common Shares outstanding as at the Effective Date under the Dreco's Amended and Restated 1989 Employee Incentive Stock Option Plan and under all private stock option agreements;

                 "OPTIONHOLDERS" means holders of Options;

                 "PROXY STATEMENT" means the Joint Management Information Circular and Proxy Statement of National and Dreco dated _______________, 1997;

                 "REDEMPTION CALL PURCHASE PRICE" has the meaning provided in
Section 5.2;

                 "REDEMPTION CALL RIGHT" has the meaning provided in Section
5.2;

                 "SUBSIDIARY" has the meaning provided in the Exchangeable Share Provisions;

                 "TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and if there is more than one such agent then the principal Canadian agent; and

                 "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement so entitled between National, Dreco and the Trustee named therein to be dated as of the Effective Date and provided for in the Combination Agreement, as amended from time to time.

SECTION 1.2 SECTIONS, HEADINGS AND APPENDIXES. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement. The Appendixes are incorporated herein and are part hereof.

SECTION 1.3 NUMBER, GENDER AND PERSONS. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

SECTION 1.4 DATE FOR ANY ACTION. In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

SECTION 1.5 CURRENCY. Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to United States dollars.

SECTION 1.6 STATUTORY REFERENCES. Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time,all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.


                                   ARTICLE 2

                                  ARRANGEMENT

SECTION 2.1 ARRANGEMENT. At the Effective Time on the Effective Date, the following reorganization of capital and other transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

        (a) The Articles of Amalgamation of Dreco shall be amended to (i) create and authorize an unlimited number of Exchangeable Shares and one Class A Preferred Share.

        (b) Dreco shall issue to National one Class A Preferred Share in consideration of the issuance to Dreco of one share of National Common Stock. The stated capital of the Class A Preferred Share shall be equal to the fair market value, as determined by the board of directors of Dreco, of a share of National Common Stock. No certificate shall be issued in respect of the Class A Preferred Share.

        (c) Each Dreco Common Share (other than Dreco Common Shares held by holders who have exercised their rights of dissent in accordance with Section 3.1 hereof and who are ultimately entitled to be paid the fair value for such shares and other than Dreco Common Shares held by National or any Subsidiary thereof) will be exchanged at the Exchange Ratio for a number of Exchangeable Shares, and each such holder thereof will receive a whole number of Exchangeable Shares resulting therefrom. In lieu of fractional Exchangeable Shares, each such holder who otherwise would be entitled to receive a fraction of an Exchangeable Share on the exchange shall be paid by Dreco an amount determined as set forth in Section 4.3.

        (d) Upon the exchange referred to in subsection (c) above, each such holder of a Dreco Common Share shall cease to be such a holder, shall have hisname removed from the register of holders of Dreco Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in subsection
                 (c), and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

        (e) The aggregate stated capital of the Exchangeable Shares will be equal to the aggregate stated capital immediately prior to the Effective Date of the Dreco Common Shares which are exchanged pursuant to such subsection 2.1(c) above, thereby excluding the stated capital attributable to the fractional shares for which payment is made as contemplated in subsection
                 (c) above.

        (f) The Articles of Amalgamation of Dreco shall be amended to reduce the number of authorized Dreco Common Shares to one and the following restriction will be added to the rights, privileges, restrictions and conditions attaching to the Dreco Common Shares:

                 "RESTRICTION"

                         So long as any of the Exchangeable Shares of the
                 Corporation are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the board of directors of the holder of the common shares issue any further Exchangeable Shares of the Corporation, except as specifically required in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of the Corporation."

        (g) The one outstanding Class A Preferred Share will be exchanged for one fully-paid and non-assessable Dreco Common Share and the holder thereof shall cease to be a holder of the Class A Preferred Share, shall have its name removed from the register of holders of Class A Preferred Shares and shall become a holder of the Dreco Common Share to which it is entitled as a result of the exchange referred to in this subsection (g), and such holder's name shall be added to the register as holder of the Dreco Common Share accordingly.

        (h) The stated capital of the one Dreco Common Share shall be equal to the stated capital of the one Class A Preferred Share immediately prior to the exchange contemplated in subsection
                 (g).

        (i) The Articles of Amalgamation of Dreco shall be amended to delete the Class A Preferred Share from the authorized share capital.

        (j) Each of the then outstanding Options will, without any further action on the part of any Optionholder, be exchanged for an option to purchase the number of Exchangeable Shares determined by multiplying the number of Dreco Common Shares subject to such Option at the Effective Time by the Exchange Ratio, at an exercise price per Exchangeable Share equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio. If the foregoing calculation results in an exchanged Option being exercisable for a fraction of an Exchangeable Share, then the number of Exchangeable Shares subject to such Option will be rounded down to the nearest whole number of shares, and the total exercise price for the Option will be reduced by the exercise price of the fractional share. The term, exercisability, vesting schedule, and all other terms and conditions of the Options will otherwise be unchanged by the provisions of this paragraph (j) and shall operate in accordance with their terms.

        (k) All rights outstanding under the Shareholder Rights Plan Agreement between Dreco and Montreal Trust Company of Canada dated as of November 15, 1996 (the "Rights Plan") immediately prior to the Effective Date shall, on the Effective Date, be redeemed and cancelled, all on the terms and with the effects and results contained in the Rights Plan, and the Rights Plan shall be terminated.

                                   ARTICLE 3

                               RIGHTS OF DISSENT

SECTION 3.1 RIGHTS OF DISSENT. Holders of Dreco Common Shares or Options may exercise rights of dissent with respect to such shares or Options pursuant to and in the manner set forth in section 184 of the ABCA and this Section 3.1 (the "DISSENT PROCEDURES") in connection with the Arrangement, and holders who duly exercise such rights of dissent and who:

        (a) are ultimately entitled to be paid fair value for the Dreco Common Shares or Options shall be deemed to have transferred such Dreco Common Shares or Options to Dreco for cancellation on the Effective Date; or

        (b) are ultimately not entitled, for any reason, to be paid the fair value for their Dreco Common Shares or Options shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Dreco Common Shares or Options, but in no case shall Dreco be required to recognize such holders as holders of Dreco Common Shares or Options on and after the Effective Date, and the names of such persons shall be deleted from the register of holders of Dreco Common Shares or Options on the Effective Date.

                                   ARTICLE 4

                       CERTIFICATES AND FRACTIONAL SHARES

SECTION 4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES. At or promptly after the Effective Time, Dreco shall deposit with the Depositary, for the benefit of the holders of Dreco Common Shares exchanged pursuant to subsection 2.1(c), certificates representing the Exchangeable Shares issued pursuant to subsection 2.1(c) upon the exchange. Upon surrender to the Depositary of a certificate which immediately prior to the Effective Time represented outstanding Dreco Common Shares which were exchanged for Exchangeable Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the ABCA and the by-laws of Dreco and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to
Section 4.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Dreco Common Shares which is not registered in the transfer records of Dreco a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such Dreco Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Dreco Common Shares which were exchanged for Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (b) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section 4.3 and
(c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.2.

SECTION 4.2 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Dreco Common Shares which were exchanged pursuant to Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.3, unless and until such certificate shall be surrendered in accordance with
Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole Exchangeable Shares in all cases without interest, (a) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to Section 4.3, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share, and (c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share.

SECTION 4.3 NO FRACTIONAL SHARES. No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of Dreco. In lieu of any such fractional interests, each person entitled thereto will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fraction, multiplied by (b) the Average Closing Price, such amount to be provided to the Depositary by Dreco upon request.

SECTION 4.4 LOST CERTIFICATES. If any certificate which immediately prior to the Effective Time represented outstanding Dreco Common Shares which were exchanged pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) deliverable in respect thereof as determined in accordance with Section 2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Dreco, National and the Transfer Agent, as the case may be, in such sum as Dreco may direct or otherwise indemnify Dreco or National in a manner satisfactory to Dreco and the Transfer Agent against any claim that may be made against Dreco, National or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4.5 EXTINGUISHMENT OF RIGHTS. Any certificate which immediately prior to the Effective Time represented outstanding Dreco Common Shares which were exchanged pursuant to Section 2.1 and has not been deposited, with all other instruments required by Section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Dreco. On such date, the Exchangeable Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Dreco together with all entitlements to dividends, distributions and interest thereon held for such former registered holder.

                                   ARTICLE 5

                     CERTAIN RIGHTS OF NATIONAL TO ACQUIRE
                              EXCHANGEABLE SHARES


SECTION 5.1      NATIONAL LIQUIDATION CALL RIGHT.

        (a) National shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Dreco as referred to in Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than National and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by such holders on payment by National to each holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION CALL PURCHASE PRICE"). In the event of the exercise of the Liquidation Call Right by National, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to National on the Liquidation Date on payment by National to the holder of the Liquidation Call Purchase Price for each such share.

        (b) To exercise the Liquidation Call Right, National must notify Dreco's Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and Dreco of National's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Dreco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Dreco. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not National has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by National. If National exercises the Liquidation Call Right, on the Liquidation Date National will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, National shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by National without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the National Common Stock delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of Dreco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of National shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If National does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Dreco in connection with the liquidation, dissolution or winding-up of Dreco pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

SECTION 5.2      NATIONAL REDEMPTION CALL RIGHT.

        (a) National shall have the overriding right ( the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by Dreco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than National or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by National to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "REDEMPTION CALL PURCHASE PRICE"). In the event of the exercise of the Redemption Call Right by National, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to National on the Automatic Redemption Date on payment by National to the holder of the Redemption Call Purchase Price for each such share.

        (b) To exercise the Redemption Call Right, National must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and Dreco of National's intention to exercise such right at least 125 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not National has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by National. If National exercises the Redemption Call Right, on the Automatic Redemption Date National will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, National shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by National upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date by considered and deemed for all purposes to be the holder of the National Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of National and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of National shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If National does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Dreco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

SECTION 5.3 EXCHANGE PUT RIGHT. Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement:

        (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require National to purchase all or any part of the Exchangeable Shares of the holder; and

        (b) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to sell to National, and National shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by National of the Exchangeable Share Price applicable thereto and delivery by or on behalf of National of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.


                                   ARTICLE 6

                                   AMENDMENT

SECTION 6.1 PLAN OF ARRANGEMENT AMENDMENT. Dreco reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (a) agreed to by National, (b) filed with the Court and, if made following the Meeting, approved by the Court and
(c) communicated to holders of Dreco Common Shares and Options in the manner required by the Court (if so required).

        Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Dreco at any time prior to or at the Meeting (provided that National shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes.

        Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only
(a) if it is consented to by Dreco, (b) if it is consented to by National and
(c) if required by the Court or applicable law, it is consented to by the holders of the Dreco Common Shares or the Exchangeable Shares and Options as the case may be.


            ________________________________________________________

                             APPENDIX A TO THE PLAN
                            OF ARRANGEMENT OF DRECO



              PROVISIONS ATTACHING TO THE CLASS A PREFERRED SHARE

        The Class A Preferred Share in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

        DIVIDENDS

        Subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the payment of dividends, the holder of Class A Preferred Share shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation as cumulative dividends in the amount of $1.00 per share per annum payable annually on December 31 in each year in arrears. Such dividends shall accrue from the date of issue to and including the date to which the computation of dividends is to be made. A cheque for the amount of the dividend less any required deduction shall be mailed by first class mail to the address of the registered holder thereof.

        DISSOLUTION

        In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the distribution of assets upon liquidation, dissolution or winding-up, the holder of the Class A Preferred Share shall be entitled to receive an amount equal to the stated capital in respect of the Class A Preferred Share and dividends remaining unpaid, including all cumulative dividends, whether or not declared. After payment to the holder of the Class A Preferred Share of such amounts, such holder shall not be entitled to share in any further distribution of the assets of the Corporation.

        VOTING RIGHTS

        Except where specifically provided by the Act, the holder of the Class A Preferred Share shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation.

                  PROVISIONS ATTACHING TO EXCHANGEABLE SHARES


        The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:


                                   ARTICLE 1

                                 INTERPRETATION


                 For the purposes of these rights, privileges, restrictions and conditions:

1.1 "ACT" means the Business Corporations Act (Alberta), as amended, consolidated or reenacted from time to time.

                 "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of National Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares then issued and outstanding and held by holders other than National and its Subsidiaries multiplied by (ii) the number of votes to which a holder of one share of National Common Stock is entitled with respect to such matter, proposition or question.

                 "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be o, o unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors by not later than o, o or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than o Exchangeable Shares outstanding (other than Exchangeable Shares held by National and its Subsidiaries and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares), in each case upon at least 60 days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be the later or earlier date designated in such notice.

                 "BOARD OF DIRECTORS" means the Board of Directors of the Corporation and any committee thereof acting within its authority.

                 "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Houston, Texas and Calgary, Alberta.

                 "CLASS A PREFERRED SHARE" means the Class A Preferred Share in the capital of the Corporation.

                 "COMMON SHARES" means the common shares in the capital of the Corporation.

                 "CORPORATION" means Dreco Energy Services Ltd., a corporation under the laws of the Province of Alberta and includes any successor corporation.

                 "CURRENT MARKET PRICE" means, in respect of a share of National Common Stock on any date, the average of the closing bid and ask prices of National Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on the New York Stock Exchange, or, if National Common Stock is not then traded on the New York Stock Exchange, on such other principal U.S. stock exchange or automated quotation system on which the National Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of National Common Stock during such period does not create a market which reflects the fair market value of a share of National Common Stock, then the Current Market Price of a share of National Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

                 "EXCHANGE PUT RIGHT" has the meaning provided in Article 8.

                 "EXCHANGEABLE SHARE CONSIDERATION" means, for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to the Exchange Put Right of Exchangeable Shares pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

               (a) certificates representing the aggregate number of shares of National Common Stock deliverable in connection with such action;

               (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared and unpaid and undeclared but payable cash dividends deliverable in connection with such action; and

                 (c) such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such action;

provided that (i) that part of the consideration which is the Current Market Price of a share of National Common Stock shall be fully paid and satisfied by the delivery of one share of National Common Stock, (ii) that part of the consideration which represents non-cash dividends remaining unpaid shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such stock shall be duly issued as fully paid and non-assessable and any such property shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

                 "EXCHANGEABLE SHARE PRICE" means, for each Exchangeable Share, an amount equal to the aggregate of:

                 (a) the Current Market Price of a share of National Common Stock; plus

                 (b) an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

                 (c) an additional amount equal to all dividends declared on National Common Stock which have not been declared on Exchangeable Shares in accordance herewith; plus

                 (d) an additional amount representing non-cash dividends declared and unpaid on such Exchangeable Share.

                 "EXCHANGEABLE SHARES" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

                 "LIQUIDATION AMOUNT" has the meaning provided in Section 5.1.

                 "LIQUIDATION CALL RIGHT" has the meaning provided in the Plan of Arrangement.

                 "LIQUIDATION DATE" has the meaning provided in Section 5.1.

                 "NATIONAL" means National-Oilwell, Inc., a corporation organized and existing under the laws of the State of Delaware and includes any successor corporation.

                 "NATIONAL CALL NOTICE" has the meaning provided in Section
6.3.

                 "NATIONAL COMMON STOCK" means the shares of common stock of National, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities resulting from the application of section 2.7 of the Support Agreement.

                 "NATIONAL DIVIDEND DECLARATION DATE" means the date on which the board of directors of National declares any dividend on the National Common Stock.

                 "NATIONAL SPECIAL SHARE" means the one share of Special Voting Stock of National with a par value of U.S. $0.01 and having voting rights at meetings of holders of National Common Stock equal to the Aggregate Equivalent Voting Amount.

                 "PLAN OF ARRANGEMENT" means the plan of arrangement involving and affecting the Corporation and the holders of its Class "A" Common Shares, options and shareholder rights under section 186 of the Act, to which plan of arrangement these share provisions are an appendix.

                 "PURCHASE PRICE" has the meaning provided in Section 6.3.

                 "REDEMPTION CALL PURCHASE PRICE" has the meaning provided in the Plan of Arrangement.

                 "REDEMPTION CALL RIGHT" has the meaning provided in the Plan of Arrangement.

                 "REDEMPTION PRICE" has the meaning provided in Section 7.1.

                 "RETRACTED SHARES" has the meaning provided in subsection
6.1(i).

                 "RETRACTION CALL RIGHT" has the meaning provided in subsection 6.1(iii).

                 "RETRACTION DATE" has the meaning provided in subsection
6.1(ii).

                 "RETRACTION PRICE" has the meaning provided in Section 6.1.

                 "RETRACTION REQUEST" has the meaning provided in Section 6.1.

                 "SUBSIDIARY", in relation to any person, means any body corporate partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

                 "SUPPORT AGREEMENT" means the Support Agreement between National and the Corporation made as of [EFFECTIVE DATE], 1997.

                 "TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and if there is more than one such agent then the principal Canadian agent.

                 "TRUSTEE" means Montreal Trust Company of Canada and any successor trustee appointed under the Voting and Exchange Trust Agreement.

                 "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Corporation, National and the Trustee made as of [EFFECTIVE DATE], 1997.


                                   ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall rank junior to the Class A Preferred Share, and shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.


                                   ARTICLE 3

                                   DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each National Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the National Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of National Common Stock or (b) in the case of a stock dividend declared on the National Common Stock to be paid in National Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of National Common Stock to be paid on each share of National Common Stock or (c) in the case of a dividend declared on the National Common Stock in property other than cash or National Common Stock, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of National Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends paid or credited by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the National Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                   ARTICLE 4

                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, by may at any time with, the approval of the holders of the Exchangeable Shares given as specified in
Section 9.2 of these share provisions:

         (a) pay any dividends on the Common Shares, or any other shares ranking junior to be Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

         (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

         (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect of the payment of dividends or on any liquidation distribution; or

         (d)     amend the articles or by-laws of the Corporation.

The restrictions in subsections 4.1(a), 4.1(b), and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the effective date of the Plan of Arrangement on the National Common Stock shall have been declared on the Exchangeable Shares and paid in full.


                                   ARTICLE 5

                          DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "LIQUIDATION DATE"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION AMOUNT"). In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the National Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.


5.2 On or promptly after the Liquidation Date, and subject to the exercise by National of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the National Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.


                                   ARTICLE 6

                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time subject to the exercise by National of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"). In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the National Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

                 (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

                 (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

                 (iii) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of National to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in Section
         6.3 below.

6.2 Subject to the exercise by National of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by National pursuant to the Retraction Call right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify National thereof. In order to exercise the Retraction Call Right, National must notify the Corporation in writing of its determination to do so (the "NATIONAL CALL NOTICE") within two Business Days of such notification. If National does not so notify the Corporation within two Business Days, the Corporation will notify the holder as soon as possible thereafter that National will not exercise the Retraction Call Right. If National delivers the National Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to National in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and National shall purchase from such holder and such holder shall sell to National on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, National shall deposit with the Transfer Agent, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that National does not deliver a National Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or National, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by National shall thereafter be considered and deemed for all purposes to be a holder of the National Common Stock delivered to it. Notwithstanding the foregoing, until payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that National shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require National to purchase such Retracted Shares from such holder on the Retraction date or as soon as practicable thereafter on payment by National to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and National shall make such purchase.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to National shall be deemed to have been revoked.


                                   ARTICLE 7

                      REDEMPTION OF EXCHANGEABLE SHARES BY
                                THE CORPORATION

7.1 Subject to applicable law, and if National does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "REDEMPTION PRICE"). In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the National Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2              In any case of a redemption of Exchangeable Shares under this
Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by National under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Automatic Redemption Date and subject to the exercise by National of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the National Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 8

                               EXCHANGE PUT RIGHT

8.1 Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement:

         (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require National to purchase all or any part of the Exchangeable Shares of the holder; and

         (b) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to sell to National, and National shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by National of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under section 8.2) and delivery by or on behalf of National of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

8.2              The Exchange Put Right provided in section 8.1 hereof and in
Article V of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer office in Calgary, Alberta of the Trustee, or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be in the form of the panel, if any, on the certificates representing Exchangeable Shares, or other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

8.3              The surrender by the holder of Exchangeable Shares under
section 8.2 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

8.4 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

8.5 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by section 8.2, the Trustee shall deliver or cause to be delivered, on behalf of National and subject to receipt by the Trustee from National of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price. Delivery by National to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

8.6 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of such total price shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of such total price has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by National shall thereafter be considered and deemed for all purposes to be a holder of the National Common Stock delivered to it. Notwithstanding the foregoing, until payment of such total price to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.


                                   ARTICLE 9

                                 VOTING RIGHTS

9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10

                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy (excluding Exchangeable Shares beneficially owned by National or its Subsidiaries). If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.


                                   ARTICLE 11

                     RECIPROCAL CHANGES, ETC. IN RESPECT OF
                             NATIONAL COMMON STOCK

11.1     (a)     Each holder of an Exchangeable Share acknowledges that the
Support Agreement provides, in part, that National will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of these share provisions:

                 (i) issue or distribute National Common Stock (or securities exchangeable for or convertible into or from which may be derived National

         Common Stock) to the holders of all or substantially all of the then outstanding National Common Stock by way of stock dividend or other distribution; or

                 (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding National Common Stock entitling them to subscribe for or to purchase shares of National Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of National Common Stock); or

                 (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of National Common Stock (A) shares or securities of National of any class other than National Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire National Common Stock),
         (B) rights, options or warrants other than those referred to in subsection 11.1(a)(ii) above, (C) evidences of indebtedness of National or (D) assets of National;

         unless the Corporation is permitted under applicable law to issue and distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or assets and the items referred to in clauses (i), (ii) and (iii) above, as applicable, are issued or distributed simultaneously to holders of Exchangeable Shares.

         (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that National will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of these share provisions;

                 (i) subdivide, redivide or change the then outstanding shares of National Common Stock into a greater number of shares of National Common Stock; or

                 (ii) reduce, combine or consolidate or change the then outstanding shares of National Common Stock into a lesser number of shares of National Common Stock; or

                 (iii) reclassify or otherwise change the shares of National Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of National Common Stock;

         unless the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares and the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of these share provisions.

                                   ARTICLE 12

                        ACTIONS BY THE CORPORATION UNDER
                               SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by National with all provisions of the Support Agreement, the Voting Trust and Exchange Agreement and National's Amended and Restated Certificate of Incorporation applicable to the Corporation and National, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting Trust and Exchange Agreement or National's Amended and Restated Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

         (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

         (b) making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE 13

                                     LEGEND

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).


                                   ARTICLE 14

                                 MISCELLANEOUS

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given my mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

14.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

14.5 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.


              ____________________________________________________

                                  SCHEDULE "A"

                              NOTICE OF RETRACTION

To the Corporation and National-Oilwell, Inc. ("National")

                 This notice is given pursuant to Article 6 of the provisions (the "SHARE PROVISIONS") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

                 The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:


[ ]      all share(s) represented by this certificate; or

[ ]      ____________________________________  share(s) only.

                 The undersigned hereby notifies the Corporation that the Retraction Date shall be ______________________ __________________ .

NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this notice is received by the Corporation. In the event that no such business day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

                 The undersigned acknowledges the Retraction Call Right of National to purchase all but not less than all the Retracted Shares from the undersigned and that his notice shall be deemed to be a recoverable offer by the undersigned to sell the Retracted Shares to National in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If National determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to National, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Date immediately preceding the Retraction Date.

                 The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require National to purchase the unredeemed Retracted Shares.

                 The undersigned hereby represents and warrants to the Corporation and National that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or National, as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

________________  __________________________________  ____________________________________
         (Date)         (Signature of Shareholder)            (Guarantee of Signature)

[ ] Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of Montreal Trust Company of Canada (the "TRANSFER AGENT") in Calgary, Alberta, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the share provisions.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Calgary, Alberta. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions.

______________________________________________     _______________________________________
Name of Person in Whose Name Securities or              Date
Cheque(s) or Other Non-cash Assets  Are To Be
Registered, Issued or Delivered (please print)

_______________________________________________    _______________________________________
Street Address or P.O. Box                                  Signature of Shareholder

_______________________________________________    ________________________________________
City, Province                                                Signature Guaranteed by


NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the certificate is duly completed in respect of such shares.



                ________________________________________________

                                                                      EXHIBIT B

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             NATIONAL-OILWELL, INC.

         FIRST:  The name of the Corporation is National-Oilwell, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:  CAPITAL STOCK

I.       AUTHORIZED SHARES

         The total number of shares of stock that the Corporation shall have authority to issue is, 50,013,289 shares of capital stock, consisting of (i) 40,000,000 shares of common stock, par value $.01 per share ("Common Stock");
(ii) 13,288 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); (iii) one share of Special Voting Stock ("Special Voting Stock"; the Class A Common Stock and the Common Stock and the Special Voting Stock are collectively referred to as the "Common Shares"); and (iv) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         The Common Shares shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Parts I or II of this Article Fourth are defined in Part III of this Article Fourth.

II.      COMMON SHARES

         Except as otherwise provided in this Part II or as otherwise required by applicable law, all shares of Special Voting Stock, Class A Common Stock and Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         SECTION 1. SPECIAL VOTING STOCK. Each outstanding share of Special Voting Stock shall be entitled at any relevant date to the number of votes determined in accordance with the "Plan of Arrangement" (as that term is defined in that certain "Combination Agreement" dated as of _______________, 1997, by and between the Corporation and Dreco Energy Services Ltd.) on all matters presented to the stockholders. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock. The Special Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation . At such time as the Special Voting Stock has no votes attached to it because there are no "Exchangeable Shares" (as that terms is defined in the Combination Agreement) outstanding, the Special Voting Stock shall be canceled.

         SECTION 2. VOTING RIGHTS. Except as otherwise provided in this Part II or as otherwise required by applicable law, all holders of Class A Common Stock and Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders. In respect of all matters concerning the voting of shares, the Class A Common Stock, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

         SECTION 3. DISTRIBUTIONS. At the time of each Distribution, such Distribution shall be made to the holders of Class A Common Stock and Common Stock in the following priority:

         (i) The holders of Class A Common Stock shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class A Common Stock held by each such holder as of the time of such Distribution) equal to the aggregate Unreturned Original Cost of the outstanding shares of Class A Common Stock as of the time of such Distribution, and no Distribution or any portion thereof shall be made under
Section 2(ii) below until the entire amount of Unreturned Original Cost of the outstanding shares of Class A Common Stock as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2(i) to holders of Class A Common Stock shall constitute a return of Original Cost of Class A Common Stock.

         (ii) After the holders of Class A Common Stock have received Distributions equal to the entire Original Cost thereof pursuant to paragraph 2(i) above, holders of Common Shares as a group, shall be entitled to receive the remaining portion of such Distribution (ratably among such holders based upon the number of Common Shares held by each such holder as of the time of such Distribution).

         (iii) If the Corporation is a party to a merger or consolidation in which the stockholders of the Corporation receive Merger Consideration, all of the Merger Consideration shall be deemed to be a Distribution for purposes of allocating all of such Merger Consideration between the holders of Class A Common Stock and the holders of Common Stock under this Section 2.

         SECTION 4. STOCK SPLITS AND STOCK DIVIDENDS. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding Common Shares of one class unless the outstanding Common Shares of the other class shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Class A Common Stock to the holders of Class A Common Stock and in Common Stock to the holders of Common Stock. In no event shall a stock split or stock dividend constitute a return of Original Cost.

         SECTION 5. CONVERSION. Immediately prior to the Public Offering Time, each share of Class A Common Stock outstanding immediately prior to the Public Offering Time shall be, without further action by the Corporation or the holder thereof, changed and converted into a number of shares of Common Stock equal to the sum of the Unreturned Original Cost on each such share of Class A Common Stock as of the Public Offering Time divided by the Net Public Offering Price. Each certificate representing shares of Class A Common Stock shall automatically represent from and after the Public Offering Time that number of shares of Common Stock into which such shares of Class A Common Stock have been converted pursuant to the preceding sentence. When shares of Class A Common Stock have been converted pursuant to this Section 4, they shall be irrevocably canceled and not reissued. Following conversion of all of the shares of Class A Common Stock, no other shares of Class A Common Stock shall be issued, at any time, by the Corporation.

         SECTION 6. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Shares. Upon the surrender of any certificate representing shares of any class of Common Shares at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         SECTION 7. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         SECTION 8. NOTICES. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

         SECTION 9. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Article Fourth shall be effective without the prior written consent of the holders of a majority of the then outstanding Common Shares voting as a single class; provided that no amendment as to any terms or provisions of, or for the benefit of, any class of Common Shares that adversely affects the powers, preferences or special rights of such class of Common Shares shall be effective without the prior consent of the holders of a majority of the then outstanding shares of such affected class of Common Shares, voting as a single class.

III.     DEFINITIONS

         "DISTRIBUTION" means each distribution made by the Corporation to holders of Common Shares, whether in cash, property or securities of the Corporation or any other entity and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a
Distribution: (a) any redemption or repurchase by the Corporation of any Common Shares for any reason or (b) any recapitalization or exchange of any Common Shares for other securities of the Corporation, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding Common Shares.

         "GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended from time to time.

         "MERGER CONSIDERATION" means cash, property or securities of an entity other than the Corporation received by the stockholders of the Corporation in any merger or consolidation, valued at the fair market value thereof as determined by the board of directors of the Corporation.

         "NET PUBLIC OFFERING PRICE" means the initial public offering price per share of Common Stock set forth on the front cover page of the final prospectus included in the Registration Statement referenced in the definition of Public Offering Time and in the form first used to confirm sales of the Common Stock, after deduction for any underwriting discount or commissions, but without deduction for any expenses, incurred by the Corporation in connection with the initial public offering.

         "ORIGINAL COST" of each share of Class A Common Stock shall be equal to the amount originally paid for such share when it was issued by the Corporation (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class A Common Stock), all such shares shall be deemed to have an Original Cost equal to $24,900 per share (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class A Common Stock).

         "PUBLIC OFFERING TIME" means the time the Corporation's Registration Statement on Form S-1 relating to the initial public offering of its Common Stock is declared effective under Section 8(a) of the Securities Act of 1933, as amended, by the Securities and Exchange Commission.

         "UNRETURNED ORIGINAL COST" of any share of Class A Common Stock means an amount equal to the excess, if any, of (a) the Original Cost of such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute a return of Original Cost of such share.

IV.      PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed in this Article IV and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

         Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (i) whether or not the class or series is to have voting rights, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                  (ii) the number of shares to constitute the class or series and the designations thereof;

                  (iii)the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                  (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

                  (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (ix) any other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to any Preferred Stock Series Resolution.

V.       NO PREEMPTIVE RIGHTS

         No holder of shares of stock of the Corporation shall have any preemptive or other rights, except such rights as are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the board of directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

VI.      REGISTERED OWNER

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

VII.     GENERAL

         Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

         The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the

Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

I.       DIRECTORS

         The number, classification, and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

                  (a) The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

                  (b) The board of directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the board of directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 1997, of Class II shall expire at the annual meeting of stockholders of the Corporation in 1998, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 1999, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1997, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole board of directors is changed as permitted by this Article V, the majority of the whole board of directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

                  (c) Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

                  (d) A director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, only for cause, by an affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors for this purpose.

II.      POWER TO AMEND BY-LAWS

         The by-laws may be altered or repealed and new by-laws may be adopted
(a) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new by-law or by-laws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, or (b) by the affirmative vote of a majority of the members present at any regular meeting of the board of directors, or at any special meeting of the board of directors, without any action on the part of the stockholders, if notice of the proposed alteration, repeal or adoption of the new by-law or by-laws be contained in the notice of such regular or special meeting.

III.     STOCKHOLDERS' ACTION -- SPECIAL MEETINGS

         After October 15, 1996, no action required to be taken or that may be taken at any meeting of common stockholders of the Corporation may be taken without a meeting, and, after such date, the power of common stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by (i) the Chairman of the Board, (ii) the President or (iii) the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Corporation shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of stockholders. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the stockholders at that meeting unless, no later than ninety (90) days before the annual meeting of stockholders or (if later) ten days after the first public notice of that meeting is sent to stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the AExchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Fifth.

         SIXTH: ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS AND
                INDEMNIFICATION

I.       ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Part I of this Article Sixth shall be prospective only, and neither the amendment nor repeal of this Part I of this Article Sixth shall eliminate or reduce the effect of this Part I of this Article Sixth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Part I of this Article Sixth would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

II.      INDEMNIFICATION AND INSURANCE

         SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a Aproceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Part II of this Article Sixth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Part II or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the foregoing indemnification of directors and officers.

         SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a written claim from or on behalf of an indemnified party under Section 1 of this Part II is not paid in full by the Corporation within thirty days after such written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Part II shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 5. SAVINGS CLAUSE. If this Part II or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Part II that shall not have been invalidated and to the fullest extent permitted by applicable law.

         SECTION 6. DEFINITIONS. For purposes of this Part II, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the board of directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Part II with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or any committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by majority vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         EIGHTH: The Corporation reserves the right to amend, change, or repeal any provision contained in the Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.

                                  EXHIBIT C

                               SUPPORT AGREEMENT

       THIS SUPPORT AGREEMENT is entered into as of _________, 1997, between National-Oilwell, Inc., a Delaware corporation ("NOI"), and Dreco Energy Services Ltd., an Alberta corporation ("Dreco").

                                    RECITALS

       WHEREAS, pursuant to a Combination Agreement dated as of May 13, 1997, by and between NOI and Dreco (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), NOI and Dreco would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

       WHEREAS, pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated _____, 1997 filed pursuant to the Business Corporations Act (Alberta) (or any successor or other corporate statute by which Dreco may in the future be governed) (the "Act") each issued and outstanding class "A" common share of Dreco (a "Dreco Common Share") was exchanged for ___ issued and outstanding Exchangeable Shares of Dreco (the "Exchangeable Shares"), and thereafter, Dreco's sole issued and outstanding Preferred Share was exchanged by the holder thereof for one issued and outstanding Dreco Common Share.

       WHEREAS, the above-mentioned Articles of Arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares.

       WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby NOI will take certain actions and make certain payments and deliveries necessary to ensure that Dreco will be able to make certain payments and to deliver or cause to be delivered shares of NOI Common Stock in satisfaction of the obligations of Dreco under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions.

       NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

       1.1 Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

       1.2 Interpretation Not Affected by Headings, Etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

       1.3 Number, Gender, Etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

       1.4 Date for Any Action. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE II
                           COVENANTS OF NOI AND Dreco

       2.1 Covenants of NOI Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, NOI will:

              (a)    not declare or pay any dividend on NOI Common Stock unless
(A) Dreco will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) subsection 2.1(b) shall be complied with in connection with such dividend;

              (b) cause Dreco to declare simultaneously with the declaration of any dividend on NOI Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on NOI Common Stock, cause Dreco to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

              (c) advise Dreco sufficiently in advance of the declaration by NOI of any dividend on NOI Common Stock and take all such other actions as are necessary, in cooperation with Dreco, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on NOI Common Stock and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

              (d) ensure that the record date for any dividend declared on NOI Common Stock is not less than ten Business Days after the declaration date for such dividend;

              (e) take all such actions and do all such things as are necessary or desirable to enable and permit Dreco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Dreco or any other distribution of the assets of Dreco for the purpose of winding up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Dreco to cause to be delivered shares of NOI Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

              (f) take all such actions and do all such things as are necessary or desirable to enable and permit Dreco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Dreco to cause to be delivered shares of NOI Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of
Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

              (g) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of Dreco nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Dreco.

       2.2 Segregation of Funds. NOI will cause Dreco to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable Dreco to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and Dreco will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

       2.3 Reservation of Shares of NOI Common Stock. NOI hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of NOI Common Stock (or other shares or securities into which NOI Common Stock may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Dreco to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which NOI may now or hereafter be required to issue shares of NOI Common Stock.

       2.4 Notification of Certain Events. In order to assist NOI to comply with its obligations hereunder, Dreco will give NOI notice of each of the following events at the time set forth below:

              (a) in the event of any determination by the Board of Directors of Dreco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Dreco or to effect any other distribution of the assets of Dreco among its shareholders for the purpose of winding-up its affairs, at least [60] days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

              (b) immediately, upon the earlier of (A) receipt by Dreco of notice of, and (B) Dreco otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Dreco or to effect any other distribution of the assets of Dreco among its shareholders for the purpose of winding-up its affairs;

              (c) immediately, upon receipt by Dreco of a Retraction Request (as defined in the Exchangeable Share Provisions);

              (d) at least [130] days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of Dreco in accordance with the Exchangeable Share Provisions; and

              (e) as soon as practicable upon the issuance by Dreco of any Exchangeable Shares or rights to acquire Exchangeable Shares.

       2.5 Delivery of Shares of NOI Common Stock. In furtherance of its obligations hereunder, upon notice of any event which requires Dreco to cause to be delivered shares of NOI Common Stock to any holder of Exchangeable Shares, NOI shall forthwith issue and deliver the requisite shares of NOI Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as Dreco shall direct. All such shares of NOI Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

       2.6 Qualification of Shares of NOI Common Stock. NOI covenants that if any shares of NOI Common Stock to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights (both as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by NOI to the initial holder thereof (other than Dreco) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of NOI for purposes of Canadian federal or provincial securities law or an "affiliate" of NOI for purposes of United States federal or state securities law), NOI will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of NOI Common Stock to be and remain duly registered, qualified or approved. NOI represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of NOI Common Stock to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of NOI for the purposes of Canadian federal and provincial securities law or an "affiliate" of NOI for purposes of United States federal or state securities law). NOI will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of NOI Common Stock to be delivered hereunder (including, for greater certainty, pursuant to Exchangeable Share Provisions or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time. NOI will in good faith expeditiously take all such action and do all such things as are necessary to cause all Exchangeable Shares to be and to continue to be listed and posted for trading on a stock exchange in Canada.

       2.7    Equivalence.

              (a) NOI will not, without the prior approval of Dreco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of the Exchangeable Share Provisions:

                     (i) issue or distribute shares of NOI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of NOI Common Stock) to the holders of all or substantially all of the then outstanding NOI Common Stock by way of stock dividend or other distribution; or

                     (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of NOI Common Stock entitling them to subscribe for or to purchase shares of NOI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of NOI Common Stock); or

                     (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of NOI Common Stock (A) shares or securities of NOI of any class other than NOI Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of NOI Common Stock), (B) rights, options or warrants other than those referred to in subsection 2.7(a)(ii) above, (C) evidences of indebtedness of NOI or (D) assets of NOI;

              unless

                     (iv) Dreco is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares; and

                     (v) Dreco shall issue or distribute such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

              (b) NOI will not without the prior approval of Dreco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of the Exchangeable Share Provisions:

                     (i) subdivide, redivide or change the then outstanding shares of NOI Common Stock into a greater number of shares of NOI Common Stock; or

                     (ii) reduce, combine or consolidate or change the then outstanding shares of NOI Common Stock into a lesser number of shares of NOI Common Stock; or

                     (iii) reclassify or otherwise change the shares of NOI Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of NOI Common Stock;

               unless

                     (iv) Dreco is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and

                     (v) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

              (c) NOI will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by NOI (with simultaneous notice thereof to be given by NOI to Dreco).

       2.8 Tender Offers, Etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to NOI Common Stock (an "Offer") is proposed by NOI or is proposed to NOI or its shareholders and is recommended by the Board of Directors of NOI, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of NOI, NOI shall, in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of NOI Common Stock, without discrimination, including, without limiting the generality of the foregoing, NOI will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by NOI or where NOI is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Dreco (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

       2.9 Ownership of Outstanding Shares. Without the prior approval of Dreco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of the Exchangeable Share Provisions, NOI covenants and agrees in favor of Dreco that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than NOI or any of its Subsidiaries, NOI will be and remain the direct or indirect beneficial owner of all issued and outstanding Dreco Common Shares and of at least 50.1% of all other securities of Dreco carrying or entitled to voting rights in any circumstances generally for the election of directors, in each case other than the Exchangeable Shares.

       2.10 NOI Not to Vote Exchangeable Shares. NOI covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by NOI and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. NOI further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

       2.11 Due Performance. On and after the Effective Date, NOI shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of NOI's rights under the Exchangeable Share Provisions.

                                  ARTICLE III
                                    GENERAL

       3.1 Term. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than NOI and any of its Subsidiaries.

       3.2 Changes in Capital of NOI and Dreco. Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 hereof, as a result of which either NOI Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which NOI Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

       3.3 Severability. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

       3.4 Amendments, Modifications, Etc. This agreement may not be amended or modified except by an agreement in writing executed by Dreco and NOI and approved by the holders of the Exchangeable Shares in accordance with
Section 10.1 of the Exchangeable Share Provisions.

       3.5    Ministerial Amendments.  Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

              (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

              (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Dreco and NOI, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

              (c) making such changes or corrections which, on the advice of counsel to Dreco and NOI, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of Dreco and NOI shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

       3.6 Meeting to Consider Amendments. Dreco, at the request of NOI, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of Dreco, the Exchangeable Share Provisions and all applicable laws.

       3.7 Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

       3.8 Inurement. This agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.


       3.9 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

              (a) if to NOI to: National-Oilwell, Inc., 5555 San Felipe, P.O. Box 4368 (77210), Houston, TX 77210, Attention: President, Facsimile No. 713/960-5237, with required copies to Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103, Attention: David R. King, Esq., Facsimile No. 215/963-5299, and to Stikeman, Elliott, Suite 5300, P.O. Box 85, Commerce Court West, Toronto, Ontario, Canada M5L 1B9, Attention: Ian Douglas, Esq., Facsimile No. 416/947-0866.

              (b) if to Dreco to: Dreco Energy Services Ltd., #1340 Weber Centre, 555 Calgary Trail, Edmonton, Canada T6H 5P9, Attention: President, Facsimile No. 403/438-8256, with required copies to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, TX 77010, Attention: Robert F. Gray, Jr., Facsimile No. 713/651-5246, and to Blake, Cassells & Graydon, 3500 Bankers Hall East, 855-2nd Street S.W., Calgary, Alberta, Canada T2P 4J8,
Attention:  Patrick C. Finnerty, Esq., Facsimile No. 403/260-9700.

              Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

       3.10 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

       3.11 Jurisdiction. This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

       3.12 Attornment. NOI agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Dreco at its registered office in the Province of Alberta as NOI's attorney for service of process.

       IN WITNESS WHEREOF, NOI and Dreco have caused this agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.



                                           NATIONAL-OILWELL, INC.


                                           By:
                                              ----------------------------------
                                                  Joel V. Staff
                                                  President


                                           DRECO ENERGY SERVICES LTD.


                                           By:
                                              ----------------------------------
                                                  Robert L. Phillips
                                                  President

                                   EXHIBIT D

                      VOTING AND EXCHANGE TRUST AGREEMENT


       THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of ___________, 1997, by and between National-Oilwell, Inc., a Delaware corporation ("NOI"), Dreco Energy Services Ltd., an Alberta corporation ("Dreco"), and ________ Trust Company, a Canadian trust company ("Trustee").

       WHEREAS, pursuant to a Combination Agreement dated as of May 13, 1997, by and between NOI and Dreco (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), NOI and Dreco would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

       WHEREAS, pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated ______, 1997 filed pursuant to the Business Corporations Act (Alberta) (or any successor or other corporate statute by which Dreco may in the future be governed) (the "Act"), each issued and outstanding class "A" common share of Dreco (a "Dreco Common Share") was exchanged for ___ issued and outstanding Exchangeable Shares of Dreco (the "Exchangeable Shares"), and thereafter, Dreco's sole issued and outstanding Class A Preferred Share was exchanged by the holder thereof for one issued and outstanding Dreco Common Share.

       WHEREAS, the above-mentioned Articles of Arrangement set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the "Exchangeable Share Provisions").

       WHEREAS, NOI is to provide voting rights in NOI to each holder (other than NOI and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of NOI Common Stock.

       WHEREAS, NOI is to grant to and in favor of the holders (other than NOI and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require NOI to purchase from each such holder all or any part of the Exchangeable Shares held by the holder.

       WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in NOI shall be exercisable by holders (other than NOI and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of NOI Special Voting Stock (the "NOI Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require NOI to purchase Exchangeable Shares from the holders thereof (other than NOI and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders.

       WHEREAS, these recitals and any statements of fact in this agreement are made by NOI and Dreco and not by the Trustee.

       NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

       1.1 Definitions. In this agreement, the following terms shall have the following meanings:

       "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of NOI Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by
(ii) the number of votes to which a holder of one share of NOI Common Stock is entitled with respect to such matter, proposition or question.

       "ARRANGEMENT" has the meaning provided in the recitals hereto.

       "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of NOI to effect the automatic exchange of shares of NOI Common Stock for Exchangeable Shares pursuant to Section 5.12 hereof.

       "BOARD OF DIRECTORS" means the Board of Directors of Dreco.

       "BUSINESS DAY" has the meaning provided in the Exchangeable Share Provisions;

       "DRECO COMMON SHARES" has the meaning provided in the recitals hereto.

       "EQUIVALENT VOTE AMOUNT" means, with respect any matter, proposition or question on which holders of NOI Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of NOI Common Stock is entitled with respect to such matter, proposition or question.

       "EXCHANGE PUT RIGHT" has the meaning provided in the Exchangeable Share Provisions.

       "EXCHANGE RIGHT" has the meaning provided in Article V hereof.

       "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions.

       "EXCHANGEABLE SHARE PRICE" has the meaning provided in the Exchangeable Share Provisions.

       "EXCHANGEABLE SHARE PROVISIONS" has the meaning provided in the recitals hereto.

       "EXCHANGEABLE SHARES" has the meaning provided in the recitals hereto.

       "HOLDER VOTES" has the meaning provided in Section 4.2 hereof.

       "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than NOI and its Subsidiaries.

       "INSOLVENCY EVENT" means the institution by Dreco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of Dreco to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Dreco to contest in good faith any such proceedings commenced in respect of Dreco within 15 days of becoming aware thereof, or the consent by Dreco to the filing of any such petition or to the appointment of a receiver, or the making by Dreco of a general assignment for the benefit of creditors, or the admission in writing by Dreco of its inability to pay its debts generally as they become due, or Dreco's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

       "LIQUIDATION CALL RIGHT" has the meaning provided in the Exchangeable Share Provisions.

       "LIQUIDATION EVENT" has the meaning provided in subsection 5.12(b) hereof.

       "LIQUIDATION EVENT EFFECTIVE TIME" has the meaning provided in subsection 5.12(c) hereof.

       "LIST" has the meaning provided in Section 4.6 hereof.

       "NOI COMMON STOCK" has the meaning provided in the Exchangeable Share Provisions.

       "NOI CONSENT" has the meaning provided in Section 4.2 hereof.

       "NOI MEETING" has the meaning provided in Section 4.2 hereof.

       "NOI SPECIAL VOTING STOCK" has the meaning provided in the recitals hereto.

       "NOI SUCCESSOR" has the meaning provided in subsection 11.1(a) hereof.

       "OFFICER'S CERTIFICATE" means, with respect to NOI or Dreco, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President of NOI or Dreco, as the case may be.

       "PERSON" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

       "PLAN OF ARRANGEMENT" has the meaning provided in the Exchangeable Share Provisions.

       "REDEMPTION CALL RIGHT" has the meaning provided in the Exchangeable Share Provisions.

       "RETRACTED SHARES" has the meaning provided in Section 5.7 hereof.

       "RETRACTION CALL RIGHT" has the meaning provided in the Exchangeable Share Provisions.

       "SUBSIDIARY" has the meaning provided in the Exchangeable Share
Provisions.

       "SUPPORT AGREEMENT" means that certain support agreement made as of even date hereof by and between NOI and Dreco.

       "TRUST" means the trust created by this agreement.

       "TRUST ESTATE" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

       "TRUSTEE" means _______ Trust Company and, subject to the provisions of
Article X hereof, includes any successor trustee or permitted assigns.

       "VOTING RIGHTS" means the voting rights attached to the Voting Share.

       "VOTING SHARE" means the one share of NOI Special Voting Stock, U.S. $0.01 par value, issued by NOI to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of NOI Common Stock equal to the Aggregate Equivalent Vote Amount.

       1.2 Interpretation Not Affected by Headings, Etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

       1.3 Number, Gender, Etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

       1.4 Date for Any Action. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE II
                              PURPOSE OF AGREEMENT

       The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement.

                                  ARTICLE III
                                  VOTING SHARE

       3.1 Issuance and Ownership of the Voting Share. NOI hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this agreement. NOI hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by NOI to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

              (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

              (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

       3.2 Legended Share Certificates. Dreco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

       3.3 Safe Keeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

                                   ARTICLE IV
                           EXERCISE OF VOTING RIGHTS

       4.1 Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of NOI at a NOI Meeting or in connection with a NOI Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article IV from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a NOI Consent is sought or a NOI Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

       4.2 Number of Votes. With respect to all meetings of stockholders of NOI at which holders of shares of NOI Common Stock are entitled to vote (a "NOI Meeting") and with respect to all written consents sought by NOI from its stockholders including the holders of shares of NOI Common Stock (a "NOI Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by NOI or by applicable law for such NOI Meeting or NOI Consent, as the case may be, (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such NOI Meeting or to be consented to in connection with such NOI Consent.

       4.3 Mailings to Shareholders. With respect to each NOI Meeting and NOI Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as NOI utilizes in communications to holders of NOI Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by NOI to its stockholders:

              (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of NOI;

              (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such NOI Meeting or NOI Consent, as the case may be, or, pursuant to Section 4.7 hereof, to attend such NOI Meeting and to exercise personally the Holder Votes thereat;

              (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                     (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                     (ii) a proxy to a designated agent or other representative of the management of NOI to exercise such Holder Votes;

              (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

              (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

              (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a NOI Meeting shall not be earlier than the close of business on the Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

              The materials referred to above are to be provided by NOI to the Trustee, but shall be subject to review and comment by the Trustee.

              For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such NOI Meeting or NOI Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by NOI or by applicable law for purposes of determining stockholders entitled to vote at such NOI Meeting or to give written consent in connection with such NOI Consent. NOI will notify the Trustee in writing of any decision of the board of directors of NOI with respect to the calling of any such NOI Meeting or the seeking of any such NOI Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

       4.4 Copies of Stockholder Information. NOI will deliver to the Trustee copies of all proxy materials, (including notices of NOI Meetings, but excluding proxies to vote shares of NOI Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of NOI Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of NOI Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of NOI, copies of all such materials

(and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by NOI) received by the Trustee from NOI at the same time as such materials are first sent to holders of NOI Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the cities of Calgary and Toronto.

       4.5 Other Materials. Immediately after receipt by NOI or any stockholder of NOI of any material sent or given generally to the holders of NOI Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), NOI shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of NOI, copies of all such materials received by the Trustee from NOI. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the cities of Calgary and Toronto.

       4.6 List of Persons Entitled to Vote. Dreco shall, (i) prior to each annual, general and special NOI Meeting or the seeking of any NOI Consent and
(ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a NOI Meeting or a NOI Consent, at the close of business on the record date established by NOI or pursuant to applicable law for determining the holders of NOI Common Stock entitled to receive notice of and/or to vote at such NOI Meeting or to give consent in connection with such NOI Consent. Each such List shall be delivered to the Trustee promptly after receipt by Dreco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. NOI agrees to give Dreco written notice (with a copy to the Trustee) of the calling of any NOI Meeting or the seeking of any NOI Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Dreco to perform its obligations under this Section 4.6.

       4.7 Entitlement to Direct Votes. Any Holder named in a List prepared in connection with any NOI Meeting or any NOI Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

       4.8 Voting by Trustee, and Attendance of Trustee Representative, at Meeting.

              (a) In connection with each NOI Meeting and NOI Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4.3 hereof.

              (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each NOI Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

                     (i) has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such meeting, or

                     (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

       At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

       4.9 Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as NOI utilizes in communications to holders of NOI Common Stock) to each Holder at its address as shown on the books of Dreco. Dreco shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

              (a)    current lists of the Holders; and

              (b) on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

       The materials referred to above are to be provided by Dreco to the Trustee, but shall be subject to review and comment by the Trustee.

       4.10 Termination of Voting Rights. Except as otherwise provided herein or in the Exchangeable Share provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to NOI, and such Holder Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of NOI Common Stock, as specified in Article V hereof (unless in either case NOI shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Dreco or any other distribution of the assets of Dreco among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by NOI pursuant to the exercise by NOI of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                   ARTICLE V
                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

       5.1 Grant and Ownership of the Exchange Right. NOI hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

              (a)    the Exchange Put Right,

              (b) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require NOI to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders, and

              (c)    the Automatic Exchange Rights,

              all in accordance with the provisions of this agreement and the Exchangeable Share Provisions, as the case may be. NOI hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by NOI to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

              (d) hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

              (e) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

       5.2 Legended Share Certificates. Dreco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

              (a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

              (b)    the Automatic Exchange Rights.

       5.3 General Exercise of Exchange Put Right and Exchange Right. The Exchange Put Right and the Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article V from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

       5.4 Purchase Price. The purchase price payable by NOI for each Exchangeable Share to be purchased by NOI (a) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions, and (b) under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, NOI will provide to the Trustee an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by NOI's issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

       5.5 Exercise Instructions. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of Dreco.

To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal transfer office in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires NOI to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Dreco and such additional documents and instruments as the Trustee may reasonably require, together with:


              (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

                     (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require NOI to purchase from the Holder the number of Exchangeable Shares specified therein,

                     (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by NOI free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

                     (iii) the names in which the certificates representing NOI Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and

                     (iv) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

              (b) payment (or evidence satisfactory to the Trustee, Dreco and NOI of payment) of the taxes (if any) payable as contemplated by Section
5.8 of this agreement.

              If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by NOI under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of Dreco.

       5.6 Delivery of Exchangeable Share Consideration; Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires NOI to purchase under the Exchange Put Right or the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right), duly endorsed for transfer to NOI, the Trustee shall notify NOI and Dreco of its receipt of the same, which notice to NOI and Dreco shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and NOI shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the

Exchange Put Right or the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Dreco and NOI of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to NOI and Dreco of the exercise of the Exchange Put Right or the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to NOI all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by NOI to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within three Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by NOI and any check included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of NOI Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right. Notwithstanding the foregoing until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this agreement.

       5.7 Exercise of Exchange Right Subsequent to Retraction. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require Dreco to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Dreco pursuant to Section 6.6 of the Exchangeable Share Provisions that Dreco will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Dreco and provided that NOI shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to Dreco pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which Dreco is unable to redeem. In any such event, Dreco hereby agrees with the Trustee and in favor of the Holder immediately to notify the Trustee of such prohibition against Dreco's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to Dreco or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which Dreco is not permitted to redeem and will require NOI to purchase such shares in accordance with the provisions of this Article V.

       5.8 Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to NOI pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing NOI Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder:

              (a) shall pay (and neither NOI, Dreco nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

               (b) shall have established to the satisfaction of the Trustee, NOI and Dreco that such taxes, if any, have been paid.

       5.9 Notice of Insolvency Event. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, Dreco and NOI shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Dreco or NOI of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of NOI, a notice of such Insolvency Event in the form provided by NOI, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

       5.10 Qualification of NOI Common Stock. NOI covenants that if any shares of NOI Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by NOI to the initial holder thereof (other than Dreco) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of NOI for purposes of Canadian federal or provincial securities law or an "affiliate" of NOI for purposes of United States federal or state securities law), NOI will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of NOI Common Stock to be and remain duly registered, qualified or approved. NOI represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of NOI Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange

Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of NOI for the purposes of Canadian federal and provincial securities law or an "affiliate" of NOI for the purposes of United States federal or state securities law). NOI will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of NOI Common Stock to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

       5.11   Reservation of Shares of NOI Common Stock.   NOI hereby
represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of NOI Common Stock:

              (a)    as is equal to the sum of

                     (i) the number of Exchangeable Shares issued and outstanding from time to time and

                     (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and

              (b) as are now and may hereafter be required to enable and permit Dreco to meet its obligations hereunder, under the Amended and Restated Certificate of Incorporation of NOI, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which NOI may now or hereafter be required to issue shares of NOI Common Stock.

       5.12   Automatic Exchange on Liquidation of NOI.

              (a) NOI will give the Trustee written notice of each of the following events at the time set forth below:

                     (i) in the event of any determination by the board of directors of the NOI to institute voluntary liquidation, dissolution or winding-up proceedings with respect to NOI or to effect any other distribution of assets of NOI among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                     (ii)   immediately, upon the earlier of

                            (A)    receipt by NOI of notice of and

                            (B)    NOI's otherwise becoming aware of any
threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of NOI or to effect any other distribution of assets of NOI among its stockholders for the purpose of winding up its affairs.

              (b) Immediately following receipt by the Trustee from NOI of notice of any event (a "Liquidation Event") contemplated by Section 5.12(a) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by NOI to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of NOI Common Stock provided for in Section 5.12(c) below.

              (c) In order that the Holders will be able to participate on a pro rata basis with the holders of NOI Common Stock in the distribution of assets of NOI in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of NOI Common Stock. To effect such automatic exchange, NOI shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, NOI will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

              (d) The closing of the transaction of purchase and sale contemplated by Section 5.12(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to NOI all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares, and NOI shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder's ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of NOI Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for NOI Common Stock, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with NOI pursuant to such automatic exchange shall thereafter be deemed to represent the shares of NOI Common Stock issued to the Holder by NOI pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of NOI Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as NOI may reasonably require, NOI shall deliver or cause to be delivered to the Holder certificates representing the shares of NOI Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of NOI Common
Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this agreement.

                                   ARTICLE VI
              RESTRICTIONS ON ISSUANCE OF NOI SPECIAL VOTING STOCK

       During the term of this agreement, NOI will not issue any shares of NOI Special Voting Stock in addition to the Voting Share.

                                   ARTICLE VII
                             CONCERNING THE TRUSTEE

       7.1 Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

              (a) receipt and deposit of the Voting Share from NOI as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

              (b) granting proxies and distributing materials to Holders as provided in this agreement;

              (c) voting the Holder Votes in accordance with the provisions of this agreement;

              (d) receiving the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights from NOI as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

              (e) exercising the Exchange Put Right and the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of NOI Common Stock and checks, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right and the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

              (f)    holding title to the Trust Estate;

              (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

              (h) taking action at the direction of a Holder or Holders to enforce the obligations of NOI under this agreement; and





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
              (i) taking such other actions and doing such other things as are specifically provided in this agreement.

       In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

       7.2 No Conflict of Interest. The Trustee represents to Dreco and NOI that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article X hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which Dreco has its registered office for an order that the Trustee be replaced as trustee hereunder.

       7.3 Dealings with Transfer Agents, Registrars, Etc. Dreco and NOI irrevocably authorize the Trustee, from time to time, to:

              (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and NOI Common Stock; and

              (b)    requisition, from time to time,

                     (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and

                     (ii) from the transfer agent of NOI Common Stock, and any subsequent transfer agent of such shares, to complete the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in the manner specified in Article V hereof, the share certificates issuable upon such exercise.

       Dreco and NOI irrevocably authorize their respective registrars and transfer agents to comply with all such requests. NOI covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, in each case pursuant to
Article V hereof.

       7.4 Books and Records. The Trustee shall keep available for inspection by NOI and Dreco, at the Trustee's principal transfer office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before March 31, 1998, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to NOI and Dreco a brief report, dated as of the preceding December 31, with respect to:

              (a) property and funds comprising the Trust Estate as of that date;

              (b) the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by NOI of shares of NOI Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

              (c) all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

       7.5 Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, NOI shall retain such experts for purposes of providing such advice and assistance.

       7.6 Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article IV hereof, subject to Section 7.15 hereof, and with respect to the Exchange Put Right and the Exchange Right pursuant to Article V hereof, subject to Section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article V hereof. None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

       7.7 Actions by Holders. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

       7.8 Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this agreement.

       7.9 Evidence and Authority to Trustee. Dreco and/or NOI shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by Dreco and/or NOI or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Dreco and/or NOI forthwith if and when:

              (a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this
Section 7.9; or

              (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives Dreco and/or NOI written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

              Such evidence shall consist of an Officer's Certificate of Dreco and/or NOI or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

              Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Dreco and/or NOI it shall be in the form of an Officer's Certificate or a statutory declaration.

              Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

              (i) declaring that he has read and understands the provisions of this agreement relating to the condition in question;

              (ii) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

              (iii) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

       7.10   Experts, Advisers and Agents.  The Trustee may:

              (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Dreco and/or NOI or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

              (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

       7.11 Investment of Moneys Held by Trustee. Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Dreco. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Dreco, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

       7.12 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

       7.13 Trustee Not Bound to Act on Request. Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Dreco and/or NOI or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

       7.14 Authority to Carry on Business. The Trustee represents to Dreco and NOI that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article X hereof.

       7.15 Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

              (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

              (b) all differences with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

              If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.
       7.16 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                                  ARTICLE VIII
                                  COMPENSATION

       NOI and Dreco jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that NOI and Dreco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the

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Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

                                   ARTICLE IX
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

       9.1 Indemnification of the Trustee. NOI and Dreco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by NOI or Dreco pursuant hereto. In no case shall NOI or Dreco be liable under this indemnity for any claim against any of the Indemnified Parties unless NOI and Dreco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (i) below, NOI and Dreco shall be entitled to participate at their own expense in the defense and, if NOI or Dreco so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by NOI or Dreco, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and NOI or Dreco and the Trustee shall have been advised by counsel acceptable to NOI or Dreco that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to NOI or Dreco and that an actual or potential conflict of interest exists (in which case NOI and Dreco shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

       9.2 Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

                                    ARTICLE X
                                CHANGE OF TRUSTEE

       10.1 Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to NOI and Dreco specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless NOI and Dreco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, NOI and Dreco shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which the Dreco has its registered office upon application of one or more of the parties hereto.

       10.2 Removal. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by NOI and Dreco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

       10.3 Successor Trustee. Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to NOI and Dreco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of NOI and Dreco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, NOI, Dreco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

       10.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, NOI and Dreco shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If NOI or Dreco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of NOI and Dreco.

                                   ARTICLE XI
                                 NOI SUCCESSORS

       11.1 Certain Requirements in Respect of Combination, Etc. NOI shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

              (a) such other Person or continuing corporation (the "NOI Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the NOI Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such NOI Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of NOI under this agreement; and

              (b) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

       11.2   Vesting of Powers in Successor.  Whenever the conditions of
Section 11.1 hereof have been duly observed and performed, the Trustee, if required by Section 11.1 hereof, the NOI Successor and Dreco shall execute and deliver the supplemental agreement provided for in Article XII hereof, and thereupon the NOI Successor shall possess and from time to time may exercise each and every right and power of NOI under this agreement in the name of NOI or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of NOI or any officers of NOI may be done and performed with like force and effect by the directors or officers of such NOI Successor.

       11.3 Wholly-owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of NOI with or into NOI or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of NOI provided that all of the assets of such subsidiary are transferred to NOI or another wholly-owned subsidiary of NOI, and any such transactions are expressly permitted by this Article XI.

                                   ARTICLE XII
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

       12.1 Amendments, Modifications, Etc. Subject to Section 12.4, this agreement may not be amended, modified or waived except by an agreement in writing executed by Dreco,

NOI and the Trustee and approved by the Holders in accordance with Section 10.1 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

       12.2   Ministerial Amendments.  Notwithstanding the provisions of
Section 12.1 hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

              (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

              (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of NOI and Dreco and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

              (c) making such changes or corrections which, on the advice of counsel to Dreco, NOI and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and its counsel and the board of directors of each of Dreco and NOI shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

       12.3 Meeting to Consider Amendments. Dreco, at the request of NOI, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Dreco, the Exchangeable Share Provisions and all applicable laws.

       12.4 Changes in Capital of NOI and Dreco. At all times after the occurrence of any event effected pursuant to Section 2.7 or Section 2.8 of the Support Agreement, as a result of which either NOI Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which NOI Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

       12.5 Execution of Supplemental Agreements. From time to time Dreco (when authorized by a resolution of its Board of Directors), NOI (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

              (a) evidencing the succession of any NOI Successors to NOI and the covenants of and obligations assumed by each such NOI Successor in accordance with the provisions of Article XI and the successor of any successor trustee in accordance with the provisions of Article X;

              (b) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to NOI, Dreco, the Trustee or this agreement; and

              (c) for any other purposes not inconsistent with the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                  ARTICLE XIII
                                   TERMINATION

       13.1 Term. The Trust created by this agreement shall continue until the earliest to occur of the following events:

              (a)    no outstanding Exchangeable Shares are held by a Holder;

              (b) each of Dreco and NOI elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.1 of the Exchangeable Share Provisions; and

              (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

       13.2 Survival of Agreement. This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles VIII and IX hereof shall survive any such termination of this agreement.

                                   ARTICLE XIV
                                     GENERAL

       14.1 Severability. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby, and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

       14.2 Inurement. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

       14.3 Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

              (a) if to NOI to: National-Oilwell, Inc., 5555 San Felipe, P.O. Box 4638 (77210), Houston, Texas 77210, Attention: President, Facsimile No. 713/960-5237, with required copies to Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103, Attention: David R. King, Esq., Facsimile No. 215/963-5299, and to Stikeman, Elliott, Suite 5300, P.O. Box 85, Commerce Court West, Toronto, Ontario, Canada M5L 1B9, Attention: John M. Stransman, Esq., Facsimile No. 416/947-0866.

              (b) if to Dreco to: Dreco Energy Services Ltd., #1340 Weber Centre, 5555 Calgary Trail South, Edmonton, Alberta, Canada T6H 5P9, Attention:
President, Facsimile No. 403/438-8256, with required copies to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, TX 77010, Attention:
Robert F. Gray, Jr., Facsimile No. 713/651-5246, and to Blake, Cassels & Graydon, 3500 Bankers Hill East, 855-2d Street S.W., Calgary, Alberta, Canada T2P 4J8, Attention: Patrick C. Finnerty, Esq., facsimile no. 403/260-9700.

              (c)    if to the Trustee to:

              Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

       14.4 Notice to Holders. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable

Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

       14.5 Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by Dreco or by NOI or by such Holder to the Trustee or to NOI or Dreco, the making of such payment or sending of such document sent through the post shall be at the risk of Dreco or NOI, in the case of payments made or documents sent by the Trustee or Dreco or NOI, and the Holder, in the case of payments made or documents sent by the Holder.

       14.6 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

       14.7 Jurisdiction. This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

       14.8 Attornment. NOI agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Dreco at its registered office in the Province of Alberta as NOI's attorney for service of process.

       IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.


                                   National-Oilwell, Inc.



                                   By:
                                      ------------------------------------------
                                   Joel V. Staff
                                   President

                                   Dreco Energy Services Ltd.



                                   By:
                                      ------------------------------------------
                                   Robert L. Phillips
                                   President


                                   _______ TRUST COMPANY



                                   By:
                                      ------------------------------------------
                                   [name]
                                   [title]

                                                                       Exhibit E

                      Form of Dreco Affiliate's Agreement

                             AFFILIATE'S AGREEMENT


         THIS AFFILIATE AGREEMENT (the "Agreement") is made and entered into on _________, 1997 by and among National-Oilwell, Inc., a Delaware corporation ("NOI"), Dreco Energy Services Ltd., an Alberta corporation ("Dreco"), and the undersigned affiliate of Dreco ("Affiliate").

                                    RECITALS

         WHEREAS, Dreco and NOI have entered into a Combination Agreement (the "Combination Agreement") providing for, among other things, the acquisition by NOI of shares in the capital stock of Dreco (the "Combination").

         WHEREAS, Affiliate may receive, as a result of the Combination, Exchangeable Shares (as defined in the Combination Agreement) in the capital stock of Dreco in exchange for shares of Class "A" common shares, no par value per share, of Dreco (the "Dreco Common Shares") owned by Affiliate at the Effective Time (as defined in the Combination Agreement), and shares of common stock, par value $.01 per share, of NOI (the "NOI Common Stock," and together with the Exchangeable Shares, "Combination Shares") pursuant to the Exchangeable Share Provisions (the "Exchangeable Share Provisions") of the Plan of Arrangement attached as Exhibit A to the Combination Agreement ("Plan of Arrangement").

         WHEREAS, Affiliate understands that, because the Combination will be accounted for using the "pooling-of-interests" method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of Dreco, as such term is interpreted for purposes of the "pooling-of-interests rules" and paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the Combination Shares beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein.

         NOW THEREFORE, the parties agree as follows:

         1. Agreement to Retain Shares. (a) Affiliate agrees not to transfer, sell, pledge or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any shares of Dreco Common Shares (except for the conversion of the Dreco Common Shares into Exchangeable Shares and the conversion of Exchangeable Shares into NOI Common Stock as contemplated by the Combination Agreement and the Plan of Arrangement) held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or acquired on or after ______________, 1997 (30 days prior to the Effective Date (as defined in the Combination Agreement)).

                 (b) Affiliate agrees not to transfer, sell, pledge or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any Combination Shares held by Affiliate or on Affiliate's behalf or received by Affiliate or on Affiliate's behalf in or as a result of the Combination or otherwise, until after the date (the "Expiration Date") NOI shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of NOI and Dreco for a period of at least 30 days of combined operations of NOI and Dreco following the Effective Date.

         2. Representations, Warranties and Covenants of Affiliate. Affiliate represents, warrants and covenants as follows:

                 (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                 (b) In addition to the Agreements contained in Section 1 above, Affiliate will not sell, transfer, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Combination Shares, except: (i) in a transaction described in Rule 145(d) under the Securities Act; (ii) in a transaction that is otherwise exempt from the registration requirements of the Securities Act; or (iii) pursuant to an effective registration statement under the Securities Act.

         3.      Limited Resales.  NOI acknowledges that the provisions of
Section 2(b) of this Agreement will be satisfied as to any sale by the undersigned of the Combination Shares pursuant to Rule 145(d) under the Securities Act, upon receipt of a broker's letter and a letter from the undersigned with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or a letter from the undersigned stating that the requirements of Rule 145(d)(1) are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that NOI has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d) and subject to any changes in Rule 145 after the date of this Agreement.

         4.      Legends.

                 Affiliate also understands and agrees that stop transfer instructions will be given to NOI's transfer agent with respect to certificates evidencing the NOI Common Stock and that there will be placed on the certificates evidencing the Exchangeable Shares and the NOI Common Stock issued pursuant to the terms of the Exchangeable Share Provisions legends stating in substance:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY NOI WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS OF NOI AND DRECO.

and

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES

         ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SUCH RULE.

         5. Termination. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Combination Agreement pursuant to Section 6.1 of the Combination Agreement.

         6.      Miscellaneous.

         (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         (b) Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Combination Shares as collateral.

         (c) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

         (d) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         (e) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (f) Third Party Reliance. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

NATIONAL-OILWELL, INC.                                      AFFILIATE
By:                                                         By:
   ------------------------------------------------            ------------------------------------------------
         Joel V. Staff
         President


DRECO ENERGY SERVICES LTD.                                  Affiliate's Address for Notice:

---------------------------------------------------         ---------------------------------------------------
         Robert L. Phillips
         President                                          ---------------------------------------------------

                                                            ---------------------------------------------------

                                                                       Exhibit F

                       Form of NOI Affiliate's Agreement

                             AFFILIATE'S AGREEMENT


         THIS AFFILIATE AGREEMENT (the "Agreement") is made and entered into on _________, 1997 by and among National-Oilwell, Inc., a Delaware corporation ("NOI"), Dreco Energy Services Ltd., an Alberta corporation ("Dreco"), and the undersigned affiliate of NOI ("Affiliate").


                                    RECITALS

         WHEREAS, Dreco and NOI have entered into a Combination Agreement (the "Combination Agreement") providing for, among other things, the acquisition by NOI of shares in the capital stock of Dreco (the "Combination").

         WHEREAS, Affiliate understands that, because the Combination will be accounted for using the "pooling-of-interests" method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of NOI, as such term is interpreted for purposes of the "pooling-of-interests rules" and paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock, par value $.01 per share, of NOI ("NOI Common Stock") beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein.

         NOW THEREFORE, the parties agree as follows:

         1. Agreement to Retain Shares. Affiliate agrees not to transfer, sell, pledge, or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any NOI Common Stock held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or acquired thereafter, during the period beginning on ______________, 1997 (30 days prior to the Effective Date (as defined in the Combination Agreement)) and ending on the date (the "Expiration Date") NOI shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of NOI and Dreco for a period of at least 30 days of combined operations of NOI and Dreco following the Effective Date.

         2. Representations, Warranties and Covenants of Affiliate. Affiliate represents, warrants and covenants that Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

         3. Termination. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Combination Agreement pursuant to Section 6.1 of the Combination Agreement.

         4.      Miscellaneous.

         (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         (b) Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding NOI Common Stock as collateral.

         (c) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

         (d) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         (e) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (f) Third Party Reliance. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

NATIONAL-OILWELL, INC.                                      AFFILIATE
By:                                                         By:
   ------------------------------------------------            ------------------------------------------------
         Joel V. Staff
         President

DRECO ENERGY SERVICES LTD.                                  Affiliate's Address for Notice:

---------------------------------------------------         ---------------------------------------------------
         Robert L. Phillips
         President                                          ---------------------------------------------------

                                                            ---------------------------------------------------